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                                                                     Exhibit 4.3


                                                                  CONFORMED COPY

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                       PIONEER-STANDARD ELECTRONICS, INC.

                    $20,000,000 IN AGGREGATE PRINCIPAL AMOUNT

                                       OF

                     9.79% SENIOR NOTES DUE NOVEMBER 1, 2000

--------------------------------------------------------------------------------
                             NOTE PURCHASE AGREEMENT

--------------------------------------------------------------------------------









                          DATED AS OF OCTOBER 31, 1990

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                                TABLE OF CONTENTS
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SECTION 1. THE NOTES..............................................................................................1
         Section 1.1  Authorization of Notes .....................................................................1
         Section 1.2  Purchase and Sale of Notes .................................................................1
         Section 1.3  Use of Proceeds ............................................................................2

SECTION 2. GENERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................2
         Section 2.1  Capital Stock; Subsidiaries ................................................................2
         Section 2.2  Organization and Authority. ................................................................3
         Section 2.3  Financial Statements and Other Information; Financial Condition ............................3
         Section 2.4  Business ...................................................................................5
         Section 2.5  No Material Adverse Change .................................................................5
         Section 2.6  Franchises, Licenses, Registrations, etc. ..................................................5
         Section 2.7  Title to Properties; Leases ................................................................5
         Section 2.8  Compliance with Other Instruments, etc. ....................................................6
         Section 2.9  No Materially Adverse Contracts, etc. ......................................................6
         Section 2.10 Compliance with Law ........................................................................6
         Section 2.11 Compliance with ERISA ......................................................................7
         Section 2.12 Compliance with Environmental Laws .........................................................7
         Section 2.13 Pending Litigation, etc. ...................................................................8
         Section 2.14 Taxes ......................................................................................8
         Section 2.15 Holding Company Act; Investment Company Act ................................................9
         Section 2.16 No Foreign Assets Control Regulations Violation. ...........................................9
         Section 2.17 No Margin Regulation Violation .............................................................9
         Section 2.18 Corporate Proceedings ......................................................................9
         Section 2.19 No Event of Default .......................................................................10
         Section 2.20 Governmental Consents, etc. ...............................................................10
         Section 2.21 Full Disclosure. ..........................................................................10
         Section 2.22 Validity of Agreement and Notes ...........................................................10

SECTION 3. SECURITIES ACT; ERISA REPRESENTATIONS.................................................................11
         Section 3.1  Offerees ..................................................................................11
         Section 3.2  Investment Intent, etc. ...................................................................11
         Section 3.3  ERISA Representation ......................................................................12

SECTION 4. CONDITIONS OF OBLIGATION TO PURCHASE NOTES............................................................12
         Section 4.1  Opinion of Special Counsel for You ........................................................12
         Section 4.2  Opinion of Counsel for the Company ........................................................13
         Section 4.3  Performance of Obligations ................................................................13
         Section 4.4  Representations True, etc. ................................................................13
         Section 4.5  Legality ..................................................................................13
         Section 4.6  Assignment of Private Placement Number ....................................................13
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         Section 4.7  Proceedings, Instruments, etc..............................................................13

SECTION 5. EXPENSES..............................................................................................14

SECTION 6. CERTAIN SPECIAL RIGHTS ...............................................................................14
         Section 6.1  Home Office Payment .......................................................................14
         Section 6.2  Delivery Expenses .........................................................................15
         Section 6.3  Issuance Taxes ............................................................................15
         Section 6.4  Substitution of Purchaser .................................................................15

SECTION 7. NOTE PREPAYMENTS......................................................................................16
         Section 7.1  Required Prepayments.......................................................................16
         Section 7.2  Optional Prepayments.......................................................................16
         Section 7.3  Notice of Prepayment.......................................................................16
         Section 7.4  Partial Prepayment Pro Rata................................................................16

SECTION 8. REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES.......................................................17
         Section 8.1  Registration.............................................................................. 17
         Section 8.2  Exchange...................................................................................17
         Section 8.3  Replacement................................................................................17

SECTION 9. CERTAIN COVENANTS OF THE COMPANY......................................................................17
         Section 9.1  Maintenance of Office......................................................................17
         Section 9.2  Corporate Existence........................................................................18
         Section 9.3  General Maintenance of Properties and Business, etc........................................18
         Section 9.4  Notice of Certain Events and Conditions....................................................19
         Section 9.5  Inspection.................................................................................19
         Section 9.6  Compliance with Law, etc...................................................................19
         Section 9.7  Payment of Taxes and Claims................................................................19
         Section 9.8  ERISA......................................................................................20
         Section 9.9  Transactions with Affiliates...............................................................20
         Section 9.10 Maintenance of Consolidated Net Worth......................................................20
         Section 9.11 Current Ratio..............................................................................20
         Section 9.12 Fixed Charge Coverage......................................................................20
         Section 9.13 Liens......................................................................................20
         Section 9.14 Restricted Subsidiary Indebtedness.........................................................21
         Section 9.15 Merger, Consolidation......................................................................21
         Section 9.16 Transfer and Sale of Assets................................................................22
         Section 9.17 Short-Term Indebtedness....................................................................22
         Section 9.18 Repurchase of Notes........................................................................22
         Section 9.19 Limitations on Restricted Payments and Restricted Investments..............................22
         Section 9.20 Limitations on Consolidated Funded Indebtedness............................................23
         Section 9.21 Tax Consolidation..........................................................................23
         Section 9.22 Restricted Subsidiaries....................................................................24
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SECTION 10. INFORMATION TO BE FURNISHED HOLDERS OF NOTES.........................................................25
         Section 10.1 Financial Statements of the Company........................................................25
         Section 10.2 Other Information..........................................................................26
         Section 10.3 Pioneer/Technologies.......................................................................28
         Section 10.4 Officer's Certificates.....................................................................28
         Section 10.5 Accountants' Certificates..................................................................28

SECTION 11. DEFAULTS AND REMEDIES................................................................................29
         Section 11.1 Events of Default; Acceleration of Notes...................................................29
         Section 11.2 Default Remedies...........................................................................31
         Section 11.3 Notice of Default..........................................................................32
         Section 11.4 Annulment of Acceleration of Notes.........................................................32

SECTION 12. INTERPRETATION OF AGREEMENT AND NOTES................................................................33
         Section 12.1 Definitions................................................................................33
         Section 12.2 Directly or Indirectly.....................................................................47
         Section 12.3 Accounting Terms...........................................................................48
         Section 12.4 Governing Law..............................................................................48
         Section 12.5 Headings...................................................................................48
         Section 12.6 Independence of Covenants..................................................................48

SECTION 13. MISCELLANEOUS........................................................................................48
         Section 13.1 Notices....................................................................................48
         Section 13.2 Survival...................................................................................48
         Section 13.3 Successors and Assigns.....................................................................48
         Section 13.4 Amendment and Waiver.......................................................................49
         Section 13.5 Counterparts...............................................................................50
         Section 13.6 Reproduction of Documents................................................................. 50
         Section 13.7 Confidentiality............................................................................50

SIGNATURES.......................................................................................................51

SCHEDULE I                 Name and Address of Purchaser
SCHEDULE 2.5               Material Adverse Changes
SCHEDULE 4.1               Opinion of Special Counsel for the Purchaser
SCHEDULE 4.2               Opinion of Special Counsel for the Company
SCHEDULE 12.1              Existing Liens

EXHIBIT A                  Form of Note
EXHIBIT B                  Consents
EXHIBIT C                  Permitted Affiliate Transactions
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



                       PIONEER-STANDARD ELECTRONICS, INC.
                             4800 East 131st Street
                              Cleveland, Ohio 44105

                     --------------------------------------
                             NOTE PURCHASE AGREEMENT
                     --------------------------------------



                                                         As of October 31, 1990

Teachers Insurance and Annuity
   Association of America
730 Third Avenue
New York, New York 10017
Attention:  Securities Division

Dear Sirs:

The undersigned Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.          THE NOTES

          SECTION 1.1 AUTHORIZATION OF NOTES. The Company has authorized the issuance and sale of $20,000,000 in aggregate principal amount of its 9.79% Senior Notes due November 1, 2000, to be dated (except as otherwise set forth in Section Section 8.2 and 8.3 hereof) the date of original issuance thereof and to be substantially in the form of Exhibit A hereof. Such Notes, together with all Notes (in the form of Exhibit A hereof) issued in exchange or replacement for, or on the registration or transfer of, such Notes pursuant to the provisions of this Agreement, are hereinafter called the "Notes." Each Note shall bear interest from the date thereof until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 9.79% per annum, payable semiannually on each May 1 and November 1 (each an "Interest Payment Date"), commencing May 1, 1991, and shall have a stated maturity of November 1, 2000. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Any overdue portion of the principal amount of any Note and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest shall bear interest at a rate equal to 11.79% per annum.

          SECTION 1.2 PURCHASE AND SALE OF NOTES. The Company agrees to sell to you, and upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, you agree to purchase from the Company, Notes in the aggregate principal amount of $20,000,000 at a purchase price equal to 100% of such principal amount (the "Purchase Price"). The Notes are to be sold and delivered at one closing to be held on November 2, 1990 at 10:00 A.M., New York City time, or such other date and time (but not later than November 15, 1990) as shall be agreed upon by you and the Company (such date and time being hereinafter called the "Closing Date"), at the offices of Orrick, Herrington & Sutcliffe, 599 Lexington Avenue, 29th Floor, New York, New York 10022. On the Closing Date, the Company will deliver to you a single Note in the form of Exhibit A hereof, dated the Closing Date, in the principal amount of $20,000,000 and registered in your name, or in the name of such nominee as you shall have designated by notice to the Company at least one Business Day prior to the Closing Date. The delivery of such Note to you shall be made against payment by wire transfer of immediately available funds in the amount of the Purchase Price to the Company's account no. 10005-5974 in Ameritrust Company National Association, 900 Euclid Avenue, Cleveland, Ohio 44101, ABA no. 041000687.

              SECTION 1.3 USE OF PROCEEDS. The proceeds of the sale of the Notes (net of expenses and costs) will be promptly applied by the Company to repay outstanding Debt of the Company under the Credit Agreement dated as of October 14, 1988 among Ameritrust Company National Association, National City Bank, Bank One, Dayton, N.A., Ameritrust Company National Association, as Agent, and the Company (the "Existing Loan Agreement").

SECTION 2.    GENERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

              The Company hereby represents and warrants to you as follows:

              SECTION 2.1 CAPITAL STOCK; SUBSIDIARIES. (a) The authorized capital stock of the Company consists of: 20,000,000 Common Shares, without par value ($1.00 stated value per share) (the "Common Shares"), of which 5,411,632 shares were issued and outstanding on September 30, 1990. All such outstanding Common Shares have been validly issued and are fully paid and nonassessable shares and free of preemptive rights. Except for (i) the Company's incentive stock option plan described in Note No. 7 to the Company financial statements (the "1990 Financial Statements") set forth in the Company's Annual Report to Shareholders for the Fiscal Year ended March 31, 1990 (the "1990 Report"), (ii.) the Common Share Purchase Rights and (iii) the 9% Subordinated Convertible Debentures due 1998 issued pursuant to an Indenture dated as of August 1, 1983 between the Company and BancOhio National Bank, as Trustee (the "Debentures"), there are not outstanding, nor has the Company agreed to grant or to issue, any options, warrants or similar rights to others to acquire or receive any of its authorized but unissued shares of capital stock. No shares of the Company's capital stock are held on the date hereof in the treasury of the Company. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company's Common Shares constitute its only class of Voting Stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retain any shares of its capital stock.

              (b) The Company does not own a majority of the Voting Stock of any corporation. The Company owns 50% of the Voting Stock of Pioneer/Technologies Group, Inc.,

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

a Maryland corporation ("Pioneer/Technologies"). All of the outstanding shares of capital stock of Pioneer/Technologies held by the Company have been validly issued and are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Liens other than Permitted Liens. Although the Company is represented on the Board of Directors of Pioneer/Technologies (by two directors of a Board of four directors), it has no right to designate and has not heretofore designated a majority of the members of such Board and does not have the right to exercise and has not heretofore exercised active control over the management of the corporate affairs or business of Pioneer/Technologies. The Company is not obligated to make any Investment in any corporation.

              (c) Since March 31, 1990, the Company's business dealings with Pioneer/Technologies have consisted solely of Permitted Affiliate Transactions and the Company has no contractual obligation to engage in any business dealings with Pioneer/Technologies other than Permitted Affiliate Transactions.

              SECTION 2.2 ORGANIZATION AND AUTHORITY. The Company:

              (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio;

              (b) has all requisite power and authority (corporate and other) and all necessary franchises, licenses, permits and rights to own and operate its properties, to conduct its business as currently conducted and, so far as the Company can now reasonably foresee, as currently proposed to be conducted, and to enter into this Agreement, to offer, issue, sell and deliver the Notes and to perform its obligations under this Agreement and the Notes; and

              (c) has duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such qualification necessary and where the failure to do so would materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company. The Company is not presently in good standing in the State of Illinois because of its failure to file an Annual Return on a timely basis. The Company has filed the delinquent Annual Return and has been advised by the office of the Secretary of State of Illinois that it will be restored to good standing on or about November 10, 1990. The Company does not believe that the failure to file the Annual Return on a timely basis or the lapse in good standing in the State of Illinois will have a material adverse effect on the business, earnings, prospects, properties or condition (financial or other) of the Company.

              SECTION 2.3 FINANCIAL STATEMENTS AND OTHER INFORMATION; FINANCIAL CONDITION. (a) the Company's Annual Reports to the SEC on Form 10-K for the Fiscal Year ended March 31, 1990 (the "Form 10-K") and the Fiscal Years ended March 31, 1988 and 1989, containing (i) balance sheets of the Company as at March 31, 1987, 1988, 1989 and 1990 and statements of income, cash flows and shareholders' equity of the Company for its Fiscal Years ended March 31, 1986, 1987, 1988, 1989 and 1990, together in each case with the auditor's report thereon of Ernst & Young, independent certified public accountants (or its predecessor firm, Arthur Young & Company) and (ii) consolidated balance sheets of Pioneer/Technologies and its Subsidiaries as at March 31, 1987, 1988, 1989 and 1990 and consolidated statements of income, cash flows and shareholders' equity of Pioneer/Technologies and its Subsidiaries for its Fiscal Years ended March 31, 1986, 1987, 1988, 1989 and 1990, together in each case with the auditor's report thereon of Ernst & Young (or Arthur Young & Company); (b) the 1990 Report (the 1990 Report together with the Form 10-K, the "1990 Disclosure Documents"); (c) the Company's Quarterly Report to the SEC on Form 10-Q for the Fiscal Quarter ended June 30, 1990 (the "Form 10-Q"; together with the 1990 Disclosure Documents, referred to herein as the "Company Disclosure Documents", the Company Disclosure Documents constituting all of the reports and other documents, other than the Company's Proxy Statement for its 1990 Annual Meeting, required to be filed by the Company with the SEC pursuant to the Exchange Act from March 31, 1990 through the Closing Date), containing unaudited balance sheets as at June 30, 1989 and 1990 and unaudited statements of income, cash flows and shareholders' equity for the Fiscal Quarters then ended; (d) the Company's Annual Reports to Shareholders for the Fiscal Years ended March 31, 1981, 1982, 1983, 1984, 1985, 1986, 1987, 1988 and 1989, each containing balance sheets of the Company as at the end of such Fiscal Year and the preceding Fiscal Year and statements of income, cash flows (or changes in financial position) and shareholders' equity of the Company for the three Fiscal Years then ended, together in each case with the auditor's report thereon of Arthur Young & Company (or Ernst & Young); and (e) the Company's Quarterly Reports to the SEC on Form 10-Q for the Fiscal Quarters ended June 30, September 30 and December 31, 1989, each containing unaudited balance sheets of the Company as at the end of such Fiscal Quarter and the same Fiscal Quarter in the preceding Fiscal Year, and statements of income, cash flows and shareholders' equity of the Company for the Fiscal Quarter then ended and for the Fiscal Quarter ended a year earlier (the Company financial statements contained in the Company Disclosure Documents and the Company financial statements described in clause (d) and this clause (e) are hereinafter referred to as the "Company Financial Statements", the consolidated financial statements of Pioneer/Technologies and its Subsidiaries contained in the Form 10-K are hereinafter referred to as the "Pioneer/Technologies Financial Statements" and the Company Financial Statements and the Pioneer/Technologies Financial Statements are hereinafter collectively referred to as the "Financial Statements"). The Financial Statements and all other financial statements contained in any document referred to above, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods covered thereby. The Financial Statements are correct and complete copies thereof and fairly present in accordance with generally accepted accounting principles the financial position of the Company or the consolidated financial position of Pioneer/Technologies and its Subsidiaries, as the case may be, as of the respective dates of the balance sheets included therein and the results of operations of the Company or the consolidated results of operations of Pioneer/Technologies and its Subsidiaries, for the respective periods covered by the statements of income, shareholders' equity and cash flows (or changes in financial position) included therein. The Company has no material obligation or liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or not due) which, either individually or in the aggregate, would be material to the Company that is not reflected in the Financial Statements, other than liabilities incurred since March 31, 1990 in the ordinary course of business and which in the aggregate have no material adverse effect on the financial condition of the Company or on the conduct of its business. The Company does not know of any basis for the assertion against the Company of any liability or obligation of any nature whatsoever that is not fully reflected in the Financial Statements which, either individually or in the aggregate, would be material to the Company.

              SECTION 2.4 BUSINESS. The Company Disclosure Documents contain accurate descriptions of the general nature of the business of the Company, as presently conducted and as presently proposed to be conducted, and the major properties owned or leased by the Company on the respective dates of the Disclosure Documents. The Company is not presently engaged in any line of business not disclosed in the Company Disclosure Documents or reflected in the Financial Statements and does not own or lease any significant properties not disclosed in the Company Disclosure Documents and reflected in the Financial Statements.

              SECTION 2.5 NO MATERIAL ADVERSE CHANGE. Except as disclosed in
Schedule 2.5 hereto, since March 31, 1990, there has been no material adverse change in the business, earnings, prospects, properties or condition (financial or other) of the Company, and no event has occurred and no condition exists (other than general economic, political and international trends) that will have (so far as the Company can now reasonably foresee) a material adverse effect on the business, earnings, prospects, properties or condition (financial or other) of the Company. Since March 31, 1990, the Company has not directly or indirectly declared, ordered, paid, made or set apart any sum or property for any Restricted Payment or agreed to do so except as disclosed in the Company Financial Statements or the Company Disclosure Documents.

              SECTION 2.6 FRANCHISES, LICENSES, REGISTRATIONS, ETC. The Company owns or possesses, and holds free from restrictions which materially interfere with their use by the Company, or known conflicts with the rights of others, all franchises, licenses, registrations, permits, rights of way, easements, consents, copyrights, trademarks, service marks, trade names and patents, and all rights with respect to the foregoing, necessary for the conduct of its businesses as now conducted and, so far as the Company can now reasonably foresee, as currently proposed to be conducted, and is in full compliance with the terms and conditions, if any, of all such franchises, licenses, registrations, permits, rights of way, easements, consents, copyrights, trademarks, service marks, trade names and patents, and the terms and conditions of any agreements relating thereto, the non-compliance with which would, individually or in the aggregate, materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

              SECTION 2.7 TITLE TO PROPERTIES; LEASES. The Company has good and marketable fee simple title to its real properties and a valid and indefeasible interest in all other Assets, reflected on the balance sheet as at March 31, 1990 of the Company as well as to the properties acquired by the Company since said date in the ordinary course of business, subject only to Permitted Liens. The Company has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property. All leases under which the Company is leasing property are valid, subsisting and in full force and effect, subject only to Permitted Liens, and the Company is not in default under any such lease default under which would, individually or in the aggregate, materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company, nor does the Company have any knowledge that any other party to any such lease is in default under any such lease default under which would, individually or in the aggregate, materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

              SECTION 2.8 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The Company is not (a) in violation of any term of its Articles of Incorporation or Code of Regulations or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or (ii) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, the default or defaults under which other instrument or agreement would, individually or in the aggregate, have a material adverse effect on the business, earnings, prospects, properties or condition (financial or other) of the Company and the Company does not know of any default under any such other instrument or agreement. The Company has not defaulted in, or failed to make at the time contemplated, payment of any dividends or any mandatory redemption payments of any preferred stock or any principal of, or premium or interest on, any Indebtedness. Neither the execution, delivery or performance of this Agreement nor the offer, issuance, sale, delivery or performance of the Notes does or will (A) conflict with or violate the Articles of Incorporation or Code of Regulations of the Company, (B) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or Assets of the Company pursuant to the terms of, any evidence of Indebtedness, or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or any other instrument or agreement referred to in this Section 2.8 to which the Company is a party or by which it is bound, or (C) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Company, except for such consents or other actions as are disclosed in Exhibit B hereto and which shall have been obtained or completed on or prior to the Closing Date.

              SECTION 2.9 NO MATERIALLY ADVERSE CONTRACTS, ETC. The Company is not a party to or bound by nor is any of its properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction, which materially adversely affects, or in the future will (so far as the Company can now reasonably foresee) materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

              SECTION 2.10 COMPLIANCE WITH LAW. The Company is not in violation of any laws, ordinances or governmental rules or regulations to which it is subject the violation of which would, individually or in the aggregate, materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company. Neither the execution, delivery or performance of this Agreement nor the offer, issuance, sale or delivery of the Notes does or will cause the Company to be in violation of any law or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having jurisdiction over the Company or over any of its properties, or the award of any arbitrator.

              SECTION 2.11 COMPLIANCE WITH ERISA. (a) As used in this Section 2.11, the terms "employee benefit plan" and "party in interest" shall have the respective meanings assigned thereto in Section 3 of ERISA and the term "prohibited transaction" shall have the meanings assigned thereto in Section 4975 of the Code and Section 406 of ERISA.

              (b) To the best of the Company's knowledge, neither the Company nor any of the Company's ERISA Affiliates has, with respect to any employee benefit plan established or maintained, or to which any contributions have been made, by the Company or any of its ERISA Affiliates (including any such plan also maintained by one or more other employers) for the benefit of their employees or any trust created thereunder (collectively, the "Plans" and, individually, a "Plan"), engaged in a prohibited transaction that could subject the Company to a tax or penalty.

              (c) Based on your representation in Section 3.3 hereof, the Company represents that the execution and delivery of this Agreement and the security documents and the offer, issuance, sale and delivery of the Notes and the consummation of the transactions contemplated hereby and thereby will not involve or result in any non-exempt prohibited transaction.

              (d) Each Plan is in substantial compliance with ERISA. None of the Plans is a "defined benefit plan" (within the meaning of Section (3)(35) of ERISA) established or maintained, or to which any contributions have been made, by the Company or any of its ERISA Affiliates for the benefit of its employees or former employees, (a "Pension Plan"). Neither the Company nor any of its ERISA Affiliates is obligated, nor has at any time within the last six years been obligated, to make any contributions to any "Multiemployer Plan" (within the meaning of Section 4001(a)(3) of ERISA).

              SECTION 2.12 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Company is, and will continue to be, in compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its respective business, products, properties or Assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process by-products, the non-compliance with which would, individually or in the aggregate, materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company, and the Company is not liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits or registrations required for the business of the Company, as presently conducted and proposed to be conducted, under any federal, state or local environmental laws, regulations or ordinances have been obtained or made and the Company is in compliance therewith except for such licenses, permits or registrations, the failure of which to obtain or to comply with would, individually or in the aggregate, materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

              (b) No release, emission or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and

Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants, as defined under the Clean Water Act, has occurred or is presently occurring on or from any property owned or leased by the Company in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or any state or local law governing the protection of health and the environment or under any other federal, state or local laws or-regulations (then or now applicable, as the case may be) except for such releases, emissions or discharges which, individually or in the aggregate, would materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

              (c) The Company has never, except in accordance with applicable laws or regulations, (A) owned, occupied or operated a site or structure on or in which any hazardous substance was or is stored, transported or disposed of,
(B) transported or arranged for the transportation of any hazardous substance or
(C) caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any release or threatened release, or that it may be required to pay any costs or expenses incurred or to be incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release, of any hazardous substance from any site or structure owned, occupied or operated by the Company which, individually or in the aggregate, would materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

              SECTION 2.13 PENDING LITIGATION, ETC. There is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of the Company in any court or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel, pending or threatened against or affecting the Company or any of its properties, that either individually or in the aggregate, (a) could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company or (b) could question the validity of this Agreement or the Notes. The Company is in compliance with respect to any order, writ, injunction, judgment or decree to which it is subject of any court or other governmental or public authority or agency or arbitrator or arbitration panel, the-failure to comply with which, individually or in the aggregate, could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

              SECTION 2.14 TAXES. All federal, state and other tax returns of the Company required by law to be filed have been duly filed, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Company or upon any of the properties, incomes or Assets of the Company that are due and payable have been paid other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been established. No extensions of the time for the assessment of deficiencies have been granted by the Company. Except for Permitted Liens, there are no Liens on any properties or Assets of the Company imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment fee or other governmental charge for which payment is past due. Federal income tax returns for the Company have been audited by the Internal Revenue Service or the applicable statutes of limitations with respect to such obligations have expired for the Fiscal Year ended

March 31, 1987 and all prior Fiscal Years. The charges, accruals and reserves, if any, on the books of the Company in respect of federal, state and local corporate franchise and income taxes for all fiscal periods to date are adequate, and the Company does not know of any additional unpaid assessments for such periods or of any factual basis therefor. There are no applicable taxes, fees or other governmental charges payable by the Company in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes by the Company.

              SECTION 2.15 HOLDING COMPANY ACT; INVESTMENT COMPANY ACT. (a) The Company is not a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

              (b) The Company is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. The Company is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

              SECTION 2.16 NO FOREIGN ASSETS CONTROL REGULATIONS VIOLATION. None of the transactions contemplated by this Agreement nor the application of any part of the proceeds of the sale of the Notes will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations and the Soviet Gold Coin Regulations contained in said Chapter V) or Presidential Executive Orders 12724 and 12725 prohibiting transactions with Iraq and Kuwait, respectively, or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Notes be used by the Company in a manner that would violate any thereof.

              SECTION 2.17 NO MARGIN REGULATION VIOLATION. None of the transactions contemplated by this Agreement nor the application of any part of the proceeds from the sale of the Notes will violate or result in a violation of
Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation G (12 C.F.R., Part 207), as amended, Regulation T (12 C.F.R., Part 220), as amended, and Regulation X (12 C.F.R.,
Part 224), as amended, of the Board of Governors of the Federal Reserve System. Less than 25% of the book value of the Assets of the Company is attributable to "margin securities" (as defined in said Regulation G).

              SECTION 2.18 CORPORATE PROCEEDINGS. The Company has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Notes and the performance of all obligations to be performed by it hereunder and thereunder.

              SECTION 2.19 NO EVENT OF DEFAULT. No event has occurred and is continuing, and no condition exists, that, if the Notes had been issued and were outstanding on the date hereof, would constitute a Default or an Event of Default.

              SECTION 2.20 GOVERNMENTAL CONSENTS, ETC. No consent of, approval or authorization by, filing or registration with or notice to any governmental or public authority or agency is required for the offer, issuance, sale or delivery of the Notes or the execution, delivery or performance of this Agreement.

              SECTION 2.21 FULL DISCLOSURE. Other than with respect to Pioneer/Technologies, neither this Agreement, the Company Disclosure Documents or any report or financial statement referred to in Section 2.3 hereof, nor any certificate, report, other writing or statement furnished or made to you by or on behalf of the Company in connection with the negotiation of this Agreement and the sale of the Notes contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Company is not aware of any untrue statement of a material fact or omission to state a material fact necessary to make the statements contained herein or therein not misleading, contained in or relative to the information relating to Pioneer/Technologies, its business, properties, financial condition and results of operations contained in this Agreement, the Company Disclosure Documents, any report or financial statement referred to in Section 2.3 hereof, or any certificate, report, other writing or statement furnished or made to you by or on behalf of the Company in connection with the negotiation of this Agreement and the sale of the Notes. The Company obtains information about Pioneer/Technologies through (i) representation on its Board of Directors, (ii) receipt of monthly financial reports and (iii) regular business dealings. There is no fact known to the Company that has not been disclosed to you in writing that (a) materially adversely affects, or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company or (b) adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes.

              SECTION 2.22 VALIDITY OF AGREEMENT AND NOTES. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon receipt by the Company of payment for the Notes as provided in this Agreement, the Notes will have been duly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject to (a) applicable bankruptcy, insolvency, avoidance, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 3.  SECURITIES ACT; ERISA REPRESENTATIONS

              SECTION 3.1 OFFEREES. The Company represents that it has not, eitheR directly or through any agent, offered any of the Notes or any similar securities for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person or Persons other than you and not more than three other Institutional Investors, each of whom was offered the right to purchase Notes at private sale for investment. The Company agrees that it will not, and that it will use its best efforts to cause any agent on behalf of it to not, sell or offer any of the Notes or any similar securities to, or solicit offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any other Person or Persons whomsoever, or take any other action, so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act or the provisions of any state securities law requiring registration of securities, notification of the issuance and sale thereof or confirmation of the availability of any exemption from registration thereof.

              SECTION 3.2 INVESTMENT INTENT, ETC. (a) ThiS Agreement is made with you in reliance upon your representation to the Company, which by your acceptance hereof you confirm, that you are purchasing the Notes to be purchased by you hereunder for your own account for investment and not with a view to the distribution thereof, and that you have no present intention of distributing any of the same; PROVIDED, HOWEVER, that the disposition of your property in compliance with applicable federal and state securities laws shall be at all times within your own control, and that your right to sell or otherwise dispose of all or any part of the Notes purchased by you pursuant to an effective registration statement (which you acknowledge that the Company has no obligation to file for your benefit) under the Securities Act or under an exemption from such registration available under the Securities Act (including, but not limited to, the exemption provided by Rule 144A) shall not be prejudiced.

              (b) You agree (and each subsequent holder of a Note, by its acceptance of such Note, agrees) that, upon the registration of the transfer of any Note by you (or such holder),pursuant to Section 3.1 hereof, other than in connection with the sale of a Note pursuant to registration under the Securities Act, written notice will be provided by the transferor to the Company at the time of such registration of transfer that such transfer is exempt from the registration provisions of the Securities Act and that the transferee is (i) a Qualified Institutional Buyer under Rule 144A, or (ii) an Institutional Investor, or (iii) neither a Qualified Institutional Buyer nor an Institutional Investor, and, if the transferee is neither a Qualified Institutional Buyer nor an Institutional Investor, such notice will be accompanied by an opinion of counsel (which may be counsel employed by the transferor) to the effect that such transfer is exempt from registration under the Securities Act; PROVIDED, HOWEVER, that notwithstanding the foregoing provisions of this sentence, in the case of any transfer of a Note by a transferor which is neither a Qualified Institutional Buyer nor an Institutional Investor to a transferee which is neither a Qualified Institutional Buyer nor an Institutional Investor, the Company shall have no obligation to register such transfer or to treat it as valid for any purpose unless and until the Company shall have received from the transferor written notice in form and substance reasonably satisfactory to it describing the manner and circumstances of the proposed transfer in reasonable detail and identifying the basis for the claimed exemption from the registration requirements of the

Securities Act, accompanied by an opinion of counsel reasonably acceptable to the Company confirming the availability of such exemption in the circumstances. The Company and you each acknowledge that the Notes are securities (as defined in the Securities Act and the Exchange Act).

              (c) Each Note at any time issued hereunder shall be endorsed with the following legend (unless and until it is demonstrated to the reasonable satisfaction of the Company that a Note may be issued or reissued without such legend without violating applicable securities law):

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. IN ORDER TO TRANSFER THIS NOTE THE HOLDER MAY BE REQUIRED TO PROVIDE PRIOR NOTICE OF SUCH TRANSFER TO PIONEER-STANDARD ELECTRONICS, INC. (THE "COMPANY") AND TO SATISFY CERTAIN OTHER CONDITIONS INTENDED TO ASSURE COMPLIANCE WITH APPLICABLE SECURITIES LAWS, AS PROVIDED IN THE NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 31, 1990, A COPY OF WHICH MAY BE EXAMINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

PROVIDED, however, that the Note or Notes received by you on the Closing Date, and each Note issued upon registration of transfer, exchange or replacement thereof, need only be endorsed with the first sentence of the above legend, unless a Note is to be registered in the name of a holder which is not a Qualified Institutional Buyer or an Institutional Investor.

              SECTION 3.3 ERISA REPRESENTATION. You represent that no parT of the funds to be used by you to pay the purchase price of the Notes to be purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest. As used in this Section 3.3, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

SECTION 4. CONDITIONS OF OBLIGATION TO PURCHASE NOTES.

              Your obligation to purchase and pay for the Notes to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, prior to or concurrently with such purchase and payment, of the following conditions:

              SECTION 4.1 OPINION OF SPECIAL COUNSEL FOR YOU. You shall have received from Orrick, Herrington & Sutcliffe, New York, New York, who are acting as special counsel for you in connection with the transactions contemplated by this Agreement, an opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect specified in Schedule 4.1 hereof.

              SECTION 4.2 OPINION OF COUNSEL FOR THE COMPANY. You and your special counsel shall have received from Calfee, Halter & Griswold, Cleveland, Ohio, special counsel for the Company, an opinion, dated the Closing Date, in form and substance satisfactory to you and your special counsel, to the effect specified in Schedule 4.2 hereof. The Company hereby covenants and agrees to instruct such counsel to prepare and deliver to you pursuant to this Section 4.2 its opinion referred to above and hereby waives, to the limited extent necessary to permit the preparation and delivery of such opinions and your reliance thereon, any attorney-client privilege, right of confidentiality or conflict of interest which might otherwise render such preparation and delivery improper or unethical or such reliance unwarranted; PROVIDED, HOWEVER, that such waiver shall not include work product, communications, and other documents or information used or conduct with respect to any such preparation or delivery.

              SECTION 4.3 PERFORMANCE OF OBLIGATIONS. The CompanY shall have performed all of its obligations to be performed hereunder prior to or on the Closing Date, and you shall have received an Officer's Certificate from the Company, dated the Closing Date, to that effect.

              SECTION 4.4 REPRESENTATIONS TRUE, ETC. The representations and warranties of the Company contained in Sections 2 and 3 hereof shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. There shall exist on the Closing Date no event or condition which would constitute a Default or an Event of Default if the Notes had been outstanding at all times from and after the date hereof. You shall have received an Officer's Certificate from the Company, dated the Closing Date, to the effect of the foregoing sentences.

              SECTION 4.5 LEGALITY. In the opinion of you and your legal counsel, thE Notes shall qualify as a legal investment for you under all applicable laws of any jurisdiction to which you are subject (without reference to any so-called "basket clause" of any such law or any clause that imposes limitations on particular investments, whether in the aggregate or individually), and the Company shall have delivered to you any evidence thereof which you or your special counsel may reasonably request; PROVIDED, HOWEVER, that the Company's legal counsel shall not opine or be responsible with respect to such qualification.

              SECTION 4.6 ASSIGNMENT OF PRIVATE PLACEMENT NUMBER. A private placement number shall have been applied for and assigned to the Notes by the CUSIP Service Bureau of Standard & Poor's Corporation.

              SECTION 4.7 PROCEEDINGS, INSTRUMENTS, ETC. AlL proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, and all instruments incident thereto, shall be in form and substance reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received copies of all documents that you or they may reasonably request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Agreement, in form and substance satisfactory to you and your special counsel).

SECTION 5. EXPENSES.

              Whether or not the Notes shall be sold or this Agreement shall be terminated, the Company will pay, and will save you harmless against liability for, all costs and expenses relating to this Agreement and the Notes, and to any modification, amendment, alteration or enforcement of this Agreement or the Notes (whether or not the same shall have come into effect), including, without limitation:

              (a) the reasonable cost of preparing and reproducing this Agreement and the Notes, and every instrument of modification, amendment or alteration;

              (b) the reasonable fees and disbursements of (i) special counsel for you, which fees and disbursements will be paid on the Closing Date to the extent reflected by an invoice delivered to the Company on the Closing Date and promptly upon receipt of any invoice delivered to the Company after the Closing Date; (ii) special local counsel, if any, for you; and (iii) all counsel for the Company;

              (c) your reasonable out-of-pocket expenses;

              (d) the reasonable cost of delivering to your home office, insured to your satisfaction, the Notes purchased by you on the Closing Date;

              (e) all costs and expenses (including, without limitation, legal fees and disbursements) relating to any modifications, amendments, waivers or consents involving the provisions hereof or of the Notes, or relating to the enforcement of this Agreement or the Notes;

              (f) the broker's or finder's fees of any Person claiming to have been engaged by the Company in connection with the sale of the Notes, it being represented and warranted by the Company that any such person acted solely as agent for the Company and not as agent for you; PROVIDED, HOWEVER, that the Company's agreement, representation and warranty contained in this paragraph (f) is based on your representation, which you hereby confirm, that you have not engaged any broker or finder in connection with your purchase of the Notes; and

              (g) all reasonable expenses in connection with obtaining a private placement number as contemplated by Section 4.6 hereof.

The obligations of the Company under this Section 5 shall survive the payment of the Notes and the termination of this Agreement.

SECTION 6. CERTAIN SPECIAL RIGHTS.

              SECTION 6.1 HOME OFFICE PAYMENT. Notwithstanding any provision to the contrary in this Agreement or the Notes, the Company will punctually pay in immediately available funds all amounts due and payable to you with respect to any Notes held by you or your nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address for such purpose specified below your name in
Schedule I
hereof, or at any other address as you may from time to time direct in writing; PROVIDED, HOWEVER, that the payment information set forth with respect to you in
Schedule I hereof shall be deemed notice sufficient to permit payment in accordance with this Section 6.1. You agree that, as promptly as practicable after the payment or prepayment in whole of any Note held by you or your nominee and receipt by you of a written request from the Company to surrender such Note to the Company for cancellation, you will surrender such Note at the office of the Company maintained pursuant to Section 9.1 hereof. You agree that if you sell, assign or transfer any Note, you will, prior to any such sale, assignment or transfer, make a proper notation thereon of the amount of principal paid thereon as of the date of such sale, assignment or transfer.

              SECTION 6.2 DELIVERY EXPENSES. If you shall surrender any Note to the Company pursuant to this Agreement, or if the Company shall issue any new Note pursuant to this Agreement, the Company will pay all costs and expenses of delivery of the surrendered Note and any Note or Notes issued in exchange or replacement for, or on registration of transfer of, the surrendered Note or any such new Note, as the case may be, in each case insured to your satisfaction. The obligations of the Company under this Section 6.2 shall survive the payment of the Notes and the termination of this Agreement.

              SECTION 6.3 ISSUANCE TAXES. The Company will pay all taxes iN connection with the execution and delivery of this Agreement, the issuance and sale of the Notes by the Company and any modification of this Agreement or the Notes (other than taxes otherwise related to income and intangible or other property or similar taxes on investment or holding) and will save you and any subsequent holder of Notes harmless, without limitation as to time, against any and all liabilities (including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by you in connection with any reimbursement by the Company for the payment by any other Person of any such taxes) with respect to all such taxes (other than taxes otherwise related to income and intangible or other property or similar taxes on investment or holding). The obligations of the Company under this Section 6.3 shall survive the payment of the Notes and the termination of this Agreement.

              SECTION 6.4. SUBSTITUTION OF PURCHASER. You shall have the right to substitute Reserve Management, Inc. ("RMI"), your wholly-owned Subsidiary, as the purchaser of the Notes, by written notice delivered to the Company, which notice shall be signed by both TIAA and RMI, shall contain RMI's agreement to be bound by this Agreement and shall contain a confirmation by RMI of the accuracy with respect to it of the representations set forth in Sections 3.2 and
3.3 hereof. The Company agrees that, upon receipt of such notice, wherever the word "you" is used in this Agreement in reference to TIAA, such word thereafter shall be deemed to refer to RMI instead of to TIAA. The Company also agrees that if TIAA, at any time, acquires the Notes from RMI, then (i) whenever the word "you" is used in this Agreement and all other documents related to this Agreement, such word shall thereafter be deemed to refer to TIAA instead of RMI and (ii) RMI shall be released from any subsequent obligations under this Agreement, without the need for any further document or written release to be executed and delivered.

SECTION 7. NOTE PREPAYMENTS.

              SECTION 7.1 REQUIRED PREPAYMENTS. The Company will, without notice, prepay, without premium: (i) $2,860,000 in aggregate principal amount of the Notes on November 1, 1994 and on each November 1 thereafter to and including November 1, 1999 and (ii) $2,840,000 in aggregate principal amount of the Notes on November 1, 2000 together, in each case, with interest accrued on the amount to be prepaid to the date of prepayment. Notwithstanding anything contained in this Section 7.1, on the maturity date of the Notes, the outstanding principal amount of the Notes, together with accrued interest thereon shall be due and payable.

              SECTION 7.2 OPTIONAL PREPAYMENTS. In addition to the prepayments required by Section 7.1 hereof, upon the terms and subject to the conditions hereinafter set forth, the Company, at its option, upon notice as provided in
Section 7.3 hereof, may prepay the Notes in whole, but not in part, at any time, at a prepayment price equal to the aggregate principal amount so to be prepaid, together with interest accrued on the amount to be prepaid through and including the date fixed for prepayment, plus a premium equal to the Make-Whole Amount.

              SECTION 7.3 NOTICE OF PREPAYMENT*. Notice of any prepayment of Notes pursuant to Section 7.2 hereof shall be given to each holder of Notes not less than 30 or more than 60 days before the date fixed for prepayment (the "Optional Prepayment Date") and shall be accompanied by an Officer's Certificate certifying: (a) the Optional Prepayment Date, (b) the aggregate principal amount of the Notes to be prepaid on such Optional Prepayment Date, (c) the aggregate principal amount of Notes, and the principal amount of each Note, held by such holder to be prepaid, (d) the aggregate amount of accrued interest applicable to such prepayment, and (e) the aggregate amount of the premium that the Company would be required to pay if such prepayment were made on the date notice is being given under this Section 7.3. Any notice of prepayment pursuant to Section
7.2 hereof having been so given, the aggregate principal amount of Notes specified in such notice, together with the premium, if any, and accrued interest thereon, shall become due and payable on such Optional Prepayment Date. Additional notice shall be given promptly upon calculation by the Company of the Make-Whole Amount, if any, that the Company will be required to pay in connection with such prepayment, but in no event less than three days prior to the Optional Prepayment Date, and shall be accompanied by an Officer's Certificate certifying the aggregate amount that the Company is required to pay in connection with such prepayment and certifying that such amount was calculated in accordance with the provisions of Section 7.2 hereof, the definition of the term "Make-Whole Amount" in Section 12.1 hereof and the other defined terms used in such definition.

              SECTION 7.4 PARTIAL PREPAYMENT PRO RATA. The aggregate principal amount of each partial prepayment of Notes pursuant to Section 7.1 hereof shall be allocated among the holders of Notes then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amount of Notes then held thereby, with adjustments, to the extent practicable, to compensate for any prior prepayments not made in exactly such proportion.


--------------------------
* Timing of notices issue to be resolved.

SECTION 8. REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES.

              SECTION 8.1 REGISTRATION. The Notes issuable under this Agreement shall be registered Notes. The Company will keep, at its office required to be maintained pursuant to Section 9.1 hereof, books for the registration and registration of transfer of Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such
Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. The provisions for the registration of transfer of any Note pursuant to this Section 8.1 are subject to the provisions of Section 3.2 hereof.

              SECTION 8.2 EXCHANGE. The holder of any Note, at its option, may iN Person or by duly authorized attorney surrender the same for exchange at the office of the Company maintained pursuant to Section 9.1 hereof and promptly thereafter and at the Company's expense, except as provided below, receive in exchange therefor a new Note or Notes, as the case may be, each in the denomination requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney, for the same principal amount as the then unpaid principal amount of the Note so surrendered. Subject to Section 9.1 hereof, the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge imposed in respect of any transfer involved in such exchange.

              SECTION 8.3 REPLACEMENT. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; PROVIDED, HOWEVER, that if the holder of such Note is the original purchaser of the Notes or any other Institutional Investor, its own agreement of indemnity shall be deemed to be satisfactory; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

SECTION 9. CERTAIN COVENANTS OF THE COMPANY.

              The Company covenants and agrees that so long as any Notes shall remain outstanding:

              SECTION 9.1 MAINTENANCE OF OFFICE. The Company will maintain at its office located at its address shown at the head of this Agreement an office where notices, presentations and demands in respect of this Agreement and the Notes may be given to and made upon it; PROVIDED, HOWEVER, that it may, upon 15 Business Days' prior written notice to the holders of the Notes, move such office to any other location within the continental boundaries of the United States. The Company hereby agrees that it will pay or contest in good faith by appropriate proceedings which will not delay the proposed transfer, and will save any holder of a Note harmless against liability for, any stamp or other tax or governmental charge imposed in respect of any transfer of a Note made at a time when the books for the registration and registration of transfer of Notes are maintained at an office outside the State of Ohio, to the extent that such tax or charge exceeds the amount that would have been payable had said books been maintained in the State of Ohio; and said obligation of the Company shall survive the payment or prepayment of the Notes and the termination of this Agreement.

              SECTION 9.2 CORPORATE EXISTENCE. The Company and its Restricted Subsidiaries each will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification and where the failure to do so would materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that this Section 9.2 shall not be deemed to prohibit any transaction permitted by Section 9.15 hereof.

              SECTION 9.3 GENERAL MAINTENANCE OF PROPERTIES AND BUSINESS, ETC. The Company and its Restricted Subsidiaries each will:

              (a) maintain its property in good condition (other than obsolete property) and make all reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted properly at all times;

              (b) maintain or cause to be maintained, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its property and business of such a nature, with such terms and in such amounts, as are generally maintained with respect to similar properties and a similar business, and, in any event, will maintain insurance on all its property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations, and carry or cause to be carried, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by corporations engaged in the same or a similar business similarly situated;

              (c) keep proper books of record and accounts in which entries will be made of its business transactions in accordance with and to the extent required by generally accepted accounting principles; and

              (d) set aside on its books from its earnings for each fiscal year, in amounts deemed adequate in the reasonable opinion of the Company, all proper accruals and reserves that, in accordance with generally accepted accounting principles, are required to be set aside from such earnings in connection with its business, including reserves for depreciation, obsolescence and/or amortization and accruals for taxes based on or measured by income or profits and for all other taxes.

              SECTION 9.4 NOTICE OF CERTAIN EVENTS AND CONDITIONS. The Company will give prompt written notice to each holder of an outstanding Note of any event of default (or any event which with notice or lapse of time or both would constitute an event of default) under any evidence of Debt (including the Notes but not including Debt owing to trade creditors of the Company being paid in accordance with the Company's normal practices) in an aggregate amount of $250,000 or more of the Company or under any indenture, mortgage or other agreement or instrument relating to any such evidence of Debt (including this Agreement) or under any lease or preferred stock for or in respect of which the Company may be liable.

              SECTION 9.5 INSPECTION. The Company and its Subsidiaries each will permit any holder of a Note by its representatives, agents or attorneys, (i) to examine all books of account, records, reports and other papers of the Company and its Subsidiaries, (ii) to make copies and take extracts from any thereof,
(iii) to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers and, upon prior notice to the Company, independent certified public accountants (and by this provision the Company hereby authorizes said accountants to discuss with any such holder the finances and accounts of the Company and its Subsidiaries) and (iv) to visit and inspect, from to time, at reasonable times during normal business hours the properties of the Company. Each such inspection shall be at the expense of the Person making the inspection, unless such inspection shall be made during the continuance of a Default or an Event of Default (in which event, the expense of such inspection shall be borne by the Company). Notwithstanding the foregoing sentence, it is understood and agreed by the Company that all expenses in connection with any such inspection incurred by the Company, any officers and employees thereof and the independent certified public accountants therefor shall be expenses payable by the Company and shall not be expenses of the Person making the inspection.

              SECTION 9.6 COMPLIANCE WITH LAW, ETC. Neither the Company nor any Restricted Subsidiary will (i) violate any laws, ordinances, governmental rules or regulations to which it is or may become subject or (ii) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of the business if such violation or failure would, individually or in the aggregate, materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company or such Restricted Subsidiary.

              SECTION 9.7 PAYMENT OF TAXES AND CLAIMS. The Company and its Restricted Subsidiaries each will pay and discharge promptly when due:

              (a) all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; and

              (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property;

PROVIDED, HOWEVER, that, with respect to this Section 9.7, none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto, title of the Company or its Restricted Subsidiary, as the case may be, to the particular property shall not be divested thereby and its right to use the particular property shall not be materially and adversely affected thereby.

              SECTION 9.8 ERISA. (a) Each of the Company, its Restricted SubsidiarieS and their respective ERISA Affiliates will administer any and all Plans in substantial compliance with all applicable requirements of the Code, ERISA and the rules and regulations adopted thereunder, in each case as in effect at the time, until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

              (b) None of the Company, its Restricted Subsidiaries or any of their respective ERISA Affiliates will have any accumulated funding deficiency with respect to any Pension Plan which is individually or which are in the aggregate in excess of $250,000.

              SECTION 9.9 TRANSACTIONS WITH AFFILIATES. Neither the Company nor any Restricted Subsidiary will enter into any transaction (including, without limitation, the purchase, sale or exchange of any property, the rendering of any services or the payment of management fees) with any Affiliate, except in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Company and its Restricted Subsidiaries, and in good faith and upon commercially reasonable terms that are no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED, HOWEVER, that the Company may engage in any Permitted Affiliate Transaction.

              SECTION 9.10 MAINTENANCE OF CONSOLIDATED NET WORTH. The Company shall at all times maintain a Consolidated Net Worth in an amount not less than the sum of (a) $32,000,000 and (b) 50% of Cumulative Consolidated Net Income.

              SECTION 9.11 CURRENT RATIO. The Company shall at all times maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities of at least 1.75 to 1.00.

              SECTION 9.12 FIXED CHARGE COVERAGE. The Company shall at all times maintain a ratio of (a) the sum of Consolidated EBIT plus Operating Lease Rentals to (b) the sum of Consolidated Interest Expense plus Operating Lease Rentals, in each instance for the four most recent Fiscal Quarters for which financial statements are required to have been delivered pursuant to Section
10.1 hereof of not less than 1.50 to 1.00.

              SECTION 9.13 LIENS. (a) Neither the Company nor any Restricted Subsidiary will create, incur or suffer to exist any Lien on property which is owned by the Company or such Restricted Subsidiary, respectively, on the date hereof and which is not presently subject to any Lien or any property which is hereafter acquired by the Company or any Restricted Subsidiary, other than (i) Permitted Liens and (ii) any Lien other than Permitted Liens on such property which secures Debt ("Secured Debt"), so long as (x) the sum of the principal amount of all Secured Debt outstanding and the aggregate outstanding amount of Restricted Subsidiary Indebtedness created, incurred or suffered to exist pursuant to Section 9.14 hereof at no time exceeds 15% of Consolidated Net Worth, (y) there does not exist at the time of incurrence or creation of any such Lien any Default or Event of Default which has not been waived pursuant to Section 13.4 hereof or cured pursuant to Section 11.4 hereof and (z) the creation, incurrence and existence of such Secured Debt does not otherwise give rise to or represent a Default or Event of Default (including, but not limited to, a Default or Event of Default under Section 9.20 hereof).

              (b) If any property of the Company or any Restricted Subsidiary is subjected to a Lien in violation of this Section 9.13, there shall automatically arise a Lien in favor of the holders of the Notes, or, if legally necessary to satisfy the following requirements of this paragraph, the Company will make or cause to be made provision whereby, in either case, the Notes will be secured equally and ratably with all obligations secured by such Lien, and, in any case, the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled under applicable law, of an equitable Lien on such property securing (in the manner as aforesaid) the Notes and such other obligations. Such violation of this Section 9.13 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this
Section 9.13(b).

              SECTION 9.14 RESTRICTED SUBSIDIARY INDEBTEDNESS. The Company will not permit any Restricted Subsidiary, directly or indirectly, expressly or by operation of law, to create, incur, issue, assume, guarantee, in any manner become liable in respect of or suffer to exist any Restricted Subsidiary Indebtedness unless the sum of the principal amount of all Restricted Subsidiary Indebtedness outstanding and the aggregate outstanding amount of Secured Debt created, incurred or suffered to exist pursuant to Section 9.13 hereof at no time exceeds 15% of Consolidated Net Worth and the creation, incurrence and existence of such Restricted Subsidiary Indebtedness does not otherwise give rise to or represent a Default or Event of Default.

              SECTION 9.15 MERGER; CONSOLIDATION. (a) Neither the Company nor any Restricted Subsidiary will merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless (i) the corporation which survives such merger or results from such consolidation (the "surviving corporation") shall be organized under the laws of the United States of America or a jurisdiction thereof; (ii) if the Company is a party to such merger or consolidation, the Company shall be the surviving corporation or the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in this Agreement to be performed or observed by the Company, shall be expressly assumed in writing by the surviving corporation by an instrument reasonably satisfactory in form and substance to the holders of at least a majority in aggregate unpaid principal amount of the Notes then outstanding; (iii) before and immediately after the consummation of the transaction, and after giving effect thereto, (x) no Default or Event of Default shall exist and (y) the Company shall be permitted under
Section 9.20 hereof to incur an additional $1.00 of Funded Indebtedness; and
(iv) an opinion of counsel (reasonably satisfactory in form and substance to the holders of at least a majority of the aggregate unpaid principal amount of the Notes then outstanding) is delivered to you upon consummation of the transaction to the effect that the conditions to the transaction contained in this Section
9.15 have been satisfied and, if the Company is a party to such transaction, to the effect that this Agreement, the Notes and the instrument referred to in the foregoing subclause (ii) are legal, valid and binding obligations of the surviving corporation, enforceable against the surviving corporation in accordance with their respective terms.

              (b) any Restricted Subsidiary may merge into or consolidate with
(i) the Company, if the Company is the surviving corporation, or (ii) any wholly-owned Restricted Subsidiary.

              SECTION 9.16 TRANSFER AND SALE OF ASSETS. The Company will not, and will not permit or suffer any Restricted Subsidiary to, directly or indirectly, in a single transaction or a series of transactions, sell, lease, transfer, abandon or otherwise dispose of all or any part of its property, other than in the ordinary course of its business (each such sale, lease, transfer, abandonment or other disposition of property by the Company or a Restricted Subsidiary other than in the ordinary course of business being hereinafter referred to as a "Sale"), unless:

              (a) at the time of such Sale, no Default or Event of Default exists, such Sale complies with the requirements of paragraph (b) of this
Section 9.16 and no Default or Event of Default (under any provision hereof other than this Section 9.16) will exist immediately after the consummation of such Sale and after giving effect thereto; and

              (b) (i) without regard to or inclusion of Sales subject to clause
(ii) of this Section 9.16(b), the sum of the value of the property disposed of in such Sale and the value of the property disposed of in all other Sales consummated during the preceding twelve months (based in each case on the fair market value at the time of each Sale) shall not exceed 10% of Consolidated Tangible Assets at the end of the Fiscal Quarter immediately preceding the commencement of such twelve-month period or (ii) such Sale is by a Restricted Subsidiary to the Company or to a wholly-owned Restricted Subsidiary.

              SECTION 9.17 SHORT-TERM INDEBTEDNESS. For at least 60 consecutive days during each period of twelve consecutive calendar months occurring after the Closing Date, the aggregate outstanding amount of Short-Term Indebtedness of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, shall not exceed the principal amount of additional Funded Indebtedness which could have been incurred by the Company and its Restricted Subsidiaries in compliance with
Section 9.20 hereof.

              SECTION 9.18 REPURCHASE OF NOTES. Neither the Company nor any Affiliate will, directly or indirectly, repurchase or make any offer to repurchase any Notes unless the Company or such Affiliate has offered to repurchase all Notes from all holders of Notes upon the same terms. If the Company repurchases any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

              SECTION 9.19 LIMITATIONS ON RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. (a) The Company shall not make or permit any Restricted Subsidiary to make any Restricted Payment or Restricted Investment unless, immediately thereafter and after giving effect to such Restricted Payment or Restricted Investment, no Default or no Event of Default would exist and the sum of the aggregate amount of all Restricted Payments and Restricted Investments made subsequent to March 31, 1990 through the date of such Restricted Payment or Restricted Investment shall be less than or equal to the sum of

                            (i) $7,000,000 plus 50% of Consolidated Net Income,
                  if any (or, less 100% of Consolidated Net Loss, if any) during the period from March 31, 1990 to the date of such Restricted Payment or Restricted Investment, treated as a single accounting period, plus

                           (ii) 100% of the aggregate net cash proceeds of sales
                  of any Common Shares from the Closing Date to such Restricted Payment or Restricted PROVIDED, HOWEVER, that net cash proceeds of sales of any Common Shares shall not include any reduction in the principal amount of outstanding Indebtedness attributable to the conversion of such Indebtedness to Common Shares, plus

                          (iii) 100% of the principal amount of any Debentures
                  which have been repurchased or redeemed by the Company and are applied to satisfy the sinking fund obligations with respect to the Debentures, from time to time, at such times as such sinking fund obligations arise and are satisfied, but only to the extent that the repurchase or redemption of Debentures was not a mandatory redemption or prepayment of Debentures and constituted a Restricted Payment at the time it was made.

              (b) No Restricted Payment in the nature of a dividend or distribution on capital stock of the Company shall be declared with a payment date more than 60 days subsequent to the date of declaration thereof.

              SECTION 9.20 LIMITATIONS ON CONSOLIDATED FUNDED INDEBTEDNESS. The Company will not, directly or indirectly, expressly or by operation of law, create, incur, issue, assume, guarantee or in any manner become liable and will not permit any Restricted Subsidiary to become liable, contingently or otherwise, in respect of any Funded Indebtedness unless, immediately thereafter, and after giving effect thereto, on a PRO FORMA basis, (i) the ratio of Consolidated Funded Indebtedness to Total Capitalization is less than or equal to 0.65 to 1.00 at any time from the Closing Date through and including December 31, 1994 and (ii) the ratio of Consolidated Funded Indebtedness to Total Capitalization is less than or equal to 0.60 to 1.00 at any time subsequent to December 31, 1994.

              SECTION 9.21 TAX CONSOLIDATION.. The Company will not file or consent to the filing of a consolidated income tax return with any Person other than a Restricted Subsidiary unless there is at the time in effect a tax-sharing agreement or other similar agreement between the Company and such Person that provides for the indemnification of the Company and each Restricted Subsidiary included in such by such Person consolidated return against paying a portion of the tax liability with respect to such consolidated return that is larger than the tax that it would have paid on an unconsolidated basis.

          SECTION 9.22 RESTRICTED SUBSIDIARIES. The Company will not:

          (a) designate any corporation as a Restricted Subsidiary (and any such designation shall be without effect hereunder unless it complies in all respects with this Section 9.22(a)) unless:

               (i) the Board of Directors of the Company shall have duly adopted a resolution approving such designation;

               (ii) such corporation satisfies the requirements of paragraphs
          (a), (b), (c) and (d) of the definition of "Restricted Subsidiary" in
          Section 12.1 hereof;

               (iii) no Default or Event of Default shall exist prior to, as a result of or immediately after giving effect to such designation;

               (iv) immediately after such designation and including such newly-designated Restricted Subsidiary in such determination, the Company shall be able to incur an additional $1.00 of Indebtedness under Section 9.20 hereof; and

               (v) the Company shall promptly, and in any event within seven (7) Business Days of such designation, give written notice to each Noteholder which is not an Institutional Investor or a holder of at least 5% in principal amount of the Notes at the time outstanding of the fact of such designation, the name, jurisdiction of incorporation, principal business address and business of such newly-designated Restricted Subsidiary, certifications as to and computations showing compliance with the requirements of this Section 9.22(a);

          (b) while any corporation remains designated a Restricted Subsidiary, permit such Restricted Subsidiary to merge into or consolidate with another Person, permit another Person to merge into or consolidate with it or sell, lease or otherwise dispose of all or substantially all of its assets other than as permitted by Sections 9.15 and 9.16 hereof; or

          (c) rescind the designation of any corporation as a Restricted Subsidiary (and any such rescission shall be without effect hereunder unless it complies in all respects with this Section 9.21(c)) unless:

               (i) the Board of Directors of the Company has duly adopted a resolution approving such rescission;

               (ii) no Default or Event of Default shall exist prior to, as a result of, or immediately after giving effect to such rescission;

               (iii) immediately after such rescission, the Company shall be permitted to incur at least $1.00 of additional Indebtedness without violating Section 9.20 hereof and make a Restricted Payment of at least $1.00 without violating Section 9.19 hereof;

               (iv) treating such rescission as a Sale of all of the Assets of such Restricted Subsidiary, such rescission can be effected without violating Section 9.16 hereof; and

               (v) a written notice of such rescission containing computations showing compliance with this Section 9.22(c) is promptly, and in any case within seven (7) Business Days of such rescission, sent by the Company to each Noteholder which is not an Institutional Investor or a holder of at least 5% in principal amount of the Notes at the time outstanding;

                  PROVIDED, HOWEVER, that, for the purposes of this Section 9.22, any computation of Consolidated Assets, Consolidated Current Assets, Consolidated Current Liabilities, Consolidated EBIT, Consolidated Funded Indebtedness, Consolidated Indebtedness, Consolidated Interest Expense, Consolidated Net Income (or Net Loss), Consolidated Net Worth, Consolidated Shareholders' Equity, Consolidated Tangible Assets and Cumulative Consolidated Net Income in connection with the determination of the absence of a Default or Event of Default after giving effect to the designation of a corporation as a Restricted Subsidiary or the rescission of any such designation shall be made on a pro-forma basis, including the Assets, Investments, Debts (including Indebtedness) and other relevant financial indicia of such corporation in any such computation for any relevant period in the case of any such designation and eliminating the Assets, Investments, Debts (including Indebtedness) and other relevant financial indicia of such corporation in any such computation for any relevant period in the case of any such rescission.

SECTION 10. INFORMATION TO BE FURNISHED HOLDERS OF NOTES.

              SECTION 10.1 FINANCIAL STATEMENTS OF THE COMPANY. The Company covenants that it will deliver to each holder of a Note two copies of the following:

              (a) as soon as practicable and, in any case, within 90 days after the close of each Fiscal Year, the consolidated and consolidating financial statements of the Company and its Restricted Subsidiaries, consisting of the consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the end of such Fiscal Year and the consolidated and consolidating statements of income, changes in stockholders' equity and cash flows of the Company and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, all in reasonable detail, such consolidated financial statements to be accompanied by an unqualified opinion thereon (other than with respect to qualification related solely to any Default or Event of Default rescinded or annulled pursuant to Section 11.4 hereof) of Ernst & Young or another firm of independent auditors of nationally recognized standing, which opinion shall state that (i) the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) such financial statements present fairly in all material respects the financial position of the Company and its Restricted Subsidiaries at such date and the results of operations and cash flows thereof for Such period and have been prepared in conformity with generally accepted accounting principles consistently applied (except as otherwise disclosed therein with respect to changes in application in which such accountants concur); PROVIDED, HOWEVER, that, so long as the Company shall not and shall not be required to prepare its financial statements on a consolidated basis in accordance with generally accepted accounting principles, the requirements of this Section 10.1(a) shall be satisfied by the delivery of unconsolidated, Company-only financial statements; PROVIDED, FURTHER, that so long as the Company shall be required to file reports with the SEC pursuant to the Exchange Act, the delivery of its Annual Report on Form 10-K shall satisfy the requirements of this Section 10.1(a) with regard to consolidated financial statements to the extent that the consolidated financial statements of the Company and its Restricted Subsidiaries are audited and the opinion with respect thereto is unqualified;

              (b) as soon as practicable and, in any case, within 45 days after the end of each of the first three Fiscal Quarters in each Fiscal Year, the consolidated and consolidating financial statements of the Company and its Restricted Subsidiaries, setting forth the unaudited consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the end of such Fiscal Quarter and the unaudited consolidated and consolidating statements of income, changes in stockholders' equity and cash flows of the Company and its Restricted Subsidiaries for such Fiscal Quarter and for the Fiscal Year to date, setting forth in each case in comparative form, the figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and prepared and certified by the Chief Financial Officer or the Treasurer of the Company as complete and correct, as having been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise disclosed therein) and as presenting fairly the financial position of the Company and its Restricted Subsidiaries and results of operations and cash flows thereof subject, in each case, to changes resulting from year-end audit adjustments; PROVIDED, HOWEVER, that, so long as the Company shall not and shall not be required to prepare its financial statements on a consolidated basis in accordance with generally accepted accounting principles, the requirements of this Section 10.1(b) shall be satisfied by the delivery of unconsolidated, Company-only financial statements; PROVIDED, FURTHER, that so long as the Company shall be required to file reports with the SEC pursuant to the Exchange Act, the delivery of it Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 10.1(b) with respect to consolidated financial statements;

              SECTION 10.2 OTHER INFORMATION. The Company will deliver to each Institutional Investor which is a holder of a Note and to each other holder of at least 5% in principal amount of the Notes at the time outstanding the following:

              (a) promptly after the submission thereof to the Company, copies of any detailed reports (including the auditors' comment letter to management, if any such letter is prepared) submitted to the Company by its independent auditors in connection with each annual or interim audit of the accounts of the Company made by such accountants;

              (b) promptly upon distribution thereof, copies of all financials or other statements (including proxy statements) and reports as the Company or any Restricted Subsidiary shall send to any class of its shareholders (other than the Company or any other Restricted Subsidiary), any of its bank lenders or any holder of any of its Indebtedness;

              (c) promptly after filing thereof, copies of all regular and periodic reports and registration statements which the Company may file with the SEC or any governmental agency substituted therefor and, promptly upon written request therefor, copies of any financial statements which the Company may file annually with any state regulatory agency or agencies;

              (d) promptly and, in any event, within 30 days thereafter, notice of the institution of any suit, action or proceeding against the Company or any Restricted Subsidiary which could, in the reasonable judgment of the Company, have a materially adverse effect on the business, earnings prospects, properties or condition (financial or other) of the Company and its Restricted Subsidiaries on a consolidated basis;

              (e) promptly upon any Responsible Officer of the Company obtaining knowledge of any condition or event which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default, an Officer's Certificate of the Company specifying the nature and period of existence thereof, what action the Company has taken or is taking or proposes to take with respect thereto, and an estimate of the time necessary to cure such condition or event;

              (f) promptly upon becoming aware of the occurrence of any (i) ERISA Termination Event or (ii) prohibited transaction (other than one for which a statutory or administrative class exemption is available or a private exemption has been obtained) in connection with any Plan, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the United States Department of Labor or the PBGC with respect thereto;

              (g) promptly upon the formation or the acquisition thereof, notice of the formation or acquisition, as the case may be, of any new Subsidiary;

              (h) together with each set of financial statements delivered pursuant to Section 10.1(a) hereof, comparable financial statements of Pioneer/Technologies (which shall be consolidated financial statements of Pioneer/Technologies and its Subsidiaries if Pioneer/Technologies is required to prepare consolidated financial statements in accordance with generally accepted accounting principles and which shall be audited and accompanied by an auditor's report thereon of independent certified public accountants substantially the same as that required by Section 10.1(a) hereof;

              (i) if at any time the Company ceases to be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, promptly upon the written request of any holder of a Note, (i)(x) a brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer and (y) the Company's most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for its two preceding fiscal years (in each case audited by an independent certified public accountant to the extent reasonably available); the most recent balance sheet to be as of a date less than sixteen months prior to the date of such request and the profit and loss and retained earnings statements to be for the twelve months preceding the date of such balance sheet and, if such balance sheet is not as of a date less than six months before the date of such request, it shall be accompanied by additional statements of profit and loss and retained earnings for a period from the date of such balance sheet to a date less than six months before the date of such request, or (ii) such other information as shall then be required to permit a resale of Notes by such holder pursuant to Rule 144A (or any superseding rule providing an exemption from registration under the Securities Act for resales to qualified institutional buyers); PROVIDED, HOWEVER, that, if such request shall so indicate, the statement and financial statements or other information shall be delivered to any named prospective purchaser of a Note as well as to the requesting Noteholder, so long as the request states that such Noteholder reasonably believes such prospective purchaser to be a Qualified Institutional Buyer; and

              (j) promptly upon request therefor, such other data, filings and information as any holder of a Note may from time to time reasonably request.

              SECTION 10.3 PIONEER/TECHNOLOGIES. Promptly upon request therefor, the Company will deliver to each Institutional Investor which is a holder of a Note and to each other holder of at least 5% in principal amount of the Notes at the time outstanding, any information pertaining to Pioneer/Technologies as any such holder may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to deliver any such information which it does not possess or which, after using its best efforts, it is unable to obtain.

              SECTION 10.4 OFFICER'S CERTIFICATES. Each set of financial statements delivered pursuant to subsection (a) or (b) of Section 10.1 hereof shall be accompanied by a certificate, signed by the President, the Chief Financial Officer or the Treasurer of the Company, in such capacity, stating, in the opinion of such officer and to the best of his knowledge and belief, that, upon the date of such certificate or at any time since the beginning of the period covered by such financial statements, there was no Default or Event of Default with respect to any of the provisions of this Agreement or the Notes; PROVIDED, HOWEVER, that, if any such Default or Event of Default, as the case may be, shall have occurred, such certificate shall so specify and shall state whether such Default or Event of Default has been cured or is continuing and, if continuing, what steps the Company has taken or is taking or proposes to take to cure such Default or Event of Default and an estimate of the time necessary to cure such Default or Event of Default. Each set of financial statements delivered pursuant to subsection (b) of Section 10.1 hereof shall be accompanied by a certificate, signed by the President, the Chief Financial Officer or the Treasurer of the Company setting forth in reasonable detail the calculations made during such period and as of the end of such period in determining compliance with the provisions of Sections 9.10, 9.11, 9.12, 9.13, 9.14,
9.15, 9.16, 9.17, 9.19 and 9.20 hereof.

              SECTION 10.5 ACCOUNTANTS' CERTIFICATES. Each set of financial statements delivered pursuant to subsection (a) of Section 10.1 hereof shall be accompanied by a report of the independent auditors who shall have reported on such financial statements stating that such accountants have read this Agreement insofar as is necessary for such report and that, in making the examination necessary to express an opinion on such financial statements, such accountants have obtained no actual knowledge of any condition or event pertaining to accounting matters, or the consolidated financial position of the Company and its Subsidiaries, that then constitutes an Event of Default, or, if any Event of Default then exists, specifying the nature and period of existence thereof.

SECTION 11. DEFAULTS AND REMEDIES

              SECTION 11.1 EVENTS OF DEFAULT; ACCELERATION OF NOTES. If any of the following conditions or events ("Events of Default") shall occur and be continuing:

              (a) any payment or prepayment of principal of or premium on any Note shall not be made when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise; or

              (b) any payment of interest on any Note shall not be made when the same becomes due and payable and such default shall continue for five days following the date on which such payment was due and payable; or

              (c) the Company shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under Section 9.3(b) or Section Section 9.10 through 9.20 hereof or shall use the proceeds of sale of the Notes other than as described in
Section 1.3 hereof; or

              (d) the Company shall default in the due and punctual performance of or compliance with any other covenant, condition or agreement to be performed or observed by it under any provision hereof (other than as provided for in paragraphs (a), (b) and (c) of this Section 11.1) and any such failure shall continue unremedied for 30 days after the date on which a Responsible Officer of the Company or any holder of a Note obtains knowledge of such default; or

              (e) any representation or warranty of the Company or any Subsidiary contained in this Agreement or in any certificate or other written statement or agreement furnished or made in connection herewith or pursuant hereto shall prove to have been false or inaccurate in any material respect on the date as of which such representation or warranty was made; or

              (f) the Company, or any Restricted Subsidiary shall, in respect of any of its Indebtedness (excluding the Notes) (i) fail to pay any amount of Indebtedness, when due, whether at maturity, at a date fixed for payment, upon acceleration or otherwise, or (ii) default in the performance or observance of any other provision contained in any instrument or agreement evidencing such Indebtedness (which default shall not have been waived and any grace period with respect to which shall have expired), if in either (i) (except with respect to a payment due at maturity) or (ii) hereinabove, the effect of such default is to cause or permit the holder of such Indebtedness or a trustee or agent to cause, such Indebtedness to become or be declared due and payable prior to its scheduled maturity; or

              (g) a final judgment or judgments entered by a court or courts of competent jurisdiction for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Company or any Subsidiary and shall remain in force undischarged and unstayed for a period of more than 60 days; or

              (h) the Company or any Subsidiary shall (i) commence a voluntary case under any chapter of the Federal Bankruptcy Code, or shall consent to (or fail to controvert in a timely manner) the commencement of an involuntary case against it under said Code; (ii) institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to controvert in a timely manner) the institution of any such proceedings against it; (iii) make an assignment for benefit or creditors or enter into any arrangement for the adjustment or composition of all or a substantial portion of the Company's or such Subsidiary's debts or claims; (iv) apply for or consent to the appointment of, or the taking possession by, a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of itself or of all or a substantial portion of its property; or (v) take corporate action for the purpose or with the effect of authorizing, acknowledging or confirming the taking or existence of any action or condition specified in clause (i), (ii), (iii) or (iv) above; or

              (i) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company or any Subsidiary or of any part of their respective properties, or for the winding-up or liquidation of their respective affairs, and such decree or order shall remain in force undischarged and unstayed for a period of more than 60 days, or (ii) for the sequestration or attachment of any material part of the property of the Company or any Subsidiary without its unconditional return to the possession of the Company or such Subsidiary, or its unconditional release from such sequestration or attachment, within 60 days thereafter; or

              (j) a court having jurisdiction in the premises shall enter an order for relief in any involuntary case commenced against the Company or any Subsidiary under the Federal Bankruptcy Code, and such order shall remain in force undischarged and unstayed for a period of more than 60 days; or

              (k) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed or commences against the Company or any Subsidiary a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, and any such decree or order shall remain in force undischarged and unstayed for a period of more than 60 days; or

              (l) the Company or any Subsidiary shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its Indebtedness as they come due; or

              (m) (i) any Pension Plan (other than a Multiemployer Plan) shall incur an "accumulated funding deficiency," (within the meaning of Section 412(a) of the Code), with respect to any plan year, which, individually or aggregated with accumulated funding deficiencies of other Pension Plans, is in excess of $250,000, or (ii) any waiver of such standard shall be sought or granted under
Section 412(d) of the Code, or (iii) any Plan shall be, have been or be likely (in the reasonable judgment of the holders of at least a majority in aggregate unpaid principal amount of the Notes then outstanding) to be terminated or the subject of termination proceedings under ERISA, or (iv) the Company shall incur or be likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, or 4201 of ERISA, and there shall result from any such event or events described in clauses (i)-(iv) of this Section 11.1(m) either a liability or a material risk of incurring a liability to the PBGC or a Plan, which could have a material adverse effect on the business, earnings, prospects, properties or condition (financial or other) of the Company and its Subsidiaries;
then:

              (x) upon the occurrence and during the continuance of any of the Events of Default set forth in clauses (h) through (k), inclusive, of this
Section 11.1, the unpaid principal amount of the Notes shall automatically become due and payable, together with interest accrued thereon, without presentment, demand, protest or any notice, all of which are expressly hereby waived; and

              (y) upon the occurrence and during the continuance of any of the Events of Default set forth in subsections (a) or (b) of this Section 11.l, any holder of Notes may at any time at the holder's option, by written notice or notices to the Company, declare the Notes held by such holder or holders, as the case may be, to be due and payable, whereupon the same shall mature and become due and payable, together with interest accrued thereon, plus a premium equal to the Make-Whole Amount, without presentment, demand, protest or any other notice, all of which are expressly hereby waived; and

              (z) upon the occurrence and during the continuance of any of the Events of Default set forth in subsections (a) through (g) inclusive, (1) or
(m), of this Section 11.1 any holder or holders of at least a majority of the principal amount of the Notes then outstanding may, by written notice or notices to the Company, declare all of the Notes then outstanding, to be due and payable, whereupon the same shall mature and become due and payable, together with interest accrued thereon, plus a premium equal to the Make-Whole Amount, without presentment, demand, protest or any other notice, all which are hereby waived.

              SECTION 11.2 DEFAULT REMEDIES. If an Event of Default shalL occur and be continuing, the holder of any Note then outstanding may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Agreement or in such Note or for an injunction against a violation of any of the terms of this Agreement or such Note or in aid of the exercise of any power granted in this Agreement or in such Note, or may proceed to enforce payment of such Note or to enforce any other legal or equitable right of the holder of such Note. No remedy herein conferred upon any holder of a Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of any holder of any Note, or any delay or failure on the part of any holder of any Note to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of such holder or of any other holder. No failure to insist upon strict compliance with any covenant, term, condition or other provision of this Agreement or the Notes shall constitute a waiver by any holder of any of the Notes of any such covenant, term, condition or other provision or of any Default or Event of Default in connection therewith. To the extent effective under applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for interest on the Notes. If an Event of Default shall occur, and be continuing, the Company will pay to the holders of the Notes, to the extent not prohibited by applicable law, promptly upon the receipt by the Company of a written request for the payment thereof such further amount as shall be sufficient to cover the reasonable costs and expenses of collection and of the taking of remedial actions and the maintenance of enforcement proceedings, including, without limitation, reasonable attorneys' fees and disbursements. All sums payable by the Company under the Notes or this Agreement shall be paid without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction; PROVIDED, HOWEVER, that this sentence shall not constitute a waiver of any rights or claims which the Company may have against any holder of a Note, but only the waiver of the right to assert or raise such right or claim by way of counterclaim, setoff, deduction or defense against or with respect to any amount payable with respect to such Note or this Agreement.

              SECTION 11.3 NOTICE OF DEFAULT. If the holder of any Note or oF any other evidence of Indebtedness of the Company shall give any notice or take any other action with respect to an alleged default, the Company shall forthwith give written notice thereof to all holders of Notes then outstanding describing the notice or action and the nature of the alleged default.

              SECTION 11.4 ANNULMENT OF ACCELERATION OF NOTES. If notice is delivered pursuant to clause (y) of Section 11.1 hereof by any holder of Notes, then such holder may, in respect of the Notes held by such holder, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof or of such Event of Default pursuant to this Agreement (and such Event of Default shall, for the purposes of this Agreement, be deemed not to have occurred and such declaration to have no further effect under this Agreement), and, if notice is delivered pursuant to clause (z) of Section 11.1 hereof by any holder or holders of Notes, then the holders of 66-2/3% of the aggregate unpaid principal amount of Notes then outstanding may, in respect of all of the Notes, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof or of such Event of Default pursuant to this Agreement; PROVIDED, HOWEVER, that at the time of any such annulment and rescission:

              (a) no final judgment or decree shall have been entered for payment or any monies due pursuant to the Notes or this Agreement;

              (b) all arrears of principal, premium and interest upon all the Notes and all other sums payable under the Notes and this Agreement (including, promptly upon the receipt by the Company of a written request for the payment thereof, reasonable costs and expenses of the holders incurred in connection with such notice under Section 11.1 hereof or annulment under this Section 11.4, but excluding any principal or interest on the Notes that shall have become due and payable by reason of such notice under Section 11.1 hereof or happening of such Event of Default) shall have been duly paid; and

              (c) each and every other Default hereunder and Event of Default shall have been duly waived or cured;

and, PROVIDED FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right or power consequent thereon.

SECTION 12. INTERPRETATION OF AGREEMENT AND NOTES.

              SECTION 12.1 DEFINITIONS. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):

              The term "AFFILIATE", with respect to any Person (hereinafter "such Person"), shall mean any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (ii) which beneficially owns or holds 10% or more of the shares of any class of the Voting Stock of such Person or (iii) 10% or more of the shares of any class of Voting Stock of which is beneficially owned or held of record by such Person or any Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. The term "AFFILIATE," when used herein without reference to any Person, shall mean an Affiliate of the Company.

              The term "ASSETS", with respect to any Person, shall mean, as of the date of any determination thereof, all assets of such Person (less depreciation, depletion, obsolescence, amortization and all other reserves properly established in accordance with generally accepted accounting principles).

              The term "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

              The term "CAPITAL LEASE" shall mean any lease or other agreement for the use of property which is required to be capitalized on a balance sheet of the lessee or other user of property in accordance with generally accepted accounting principles.

              The term "CAPITALIZED LEASE OBLIGATIONS" shall mean the aggregate amount which, in accordance with generally accepted accounting principles, is required to be reported as a liability on the balance sheet of any Person at such time in respect of such Person's interest as lessee under a Capital Lease.

              The term "CLOSING DATE" shall have the meaning assigned thereto in
Section 1.2 hereof.

              The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              The term "COMMON SHARE PURCHASE RIGHTS" shall mean the Common Share Purchase Rights deemed issued under the Company's Common Share Purchase Rights Plan described in Note 6 of the Notes to Financial Statements in the Form 10-K.

              The term "COMMON SHARES" shall have the meaning set forth in
Section 2.1(a) hereof.

              The term "COMPANY" shall mean Pioneer-Standard Electronics, Inc., a Ohio corporation, and its successors and assigns.

              The term "COMPANY DISCLOSURE DOCUMENTS" shall have the meaning set forth in Section 2.3 hereof.

              The term "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.3 hereof.

              The term "CONSOLIDATED ASSETS" shall mean, as of the date of determination thereof, the aggregate of all Assets of the Company and its Restricted Subsidiaries (valued at depreciated cost) determined on a consolidated basis, after eliminating all items required to be eliminated in accordance with generally accepted accounting principles, including, without limitation, such eliminations regarding offsetting debits and credits between the Company and its Restricted Subsidiaries and all eliminations appropriate in respect of Minority Interests; PROVIDED, HOWEVER, that the Company's investment in Pioneer/Technologies shall not be included in Consolidated Assets.

              The term "CONSOLIDATED CURRENT ASSETS" with respect to the Company and its Restricted Subsidiaries, shall mean as of the date of any determination thereof, the aggregate of the Current Assets of the Company and its Restricted Subsidiaries determined on a consolidated basis after eliminating all items required to be eliminated in accordance with generally accepted accounting principles applied on a consistent basis, including, without limitation, such eliminations regarding offsetting debits and credits between the Company and its Restricted Subsidiaries and all eliminations appropriate in respect of Minority Interests.

              The term "CONSOLIDATED CURRENT LIABILITIES" with respect to the Company and its Restricted Subsidiaries, shall mean as of the date of any determination thereof, the Current Liabilities of the Company and its Restricted Subsidiaries determined on a consolidated basis after eliminating all items required to be eliminated in accordance with generally accepted accounting principles applied on a consistent basis, including, without limitation, such eliminations regarding offsetting debits and credits between the Company and its Restricted Subsidiaries and all eliminations appropriate in respect of Minority Interests.

              The term "CONSOLIDATED EBIT" of any Person shall mean, as of the date of determination thereof, (i) Consolidated Net Income of such Person for such period, plus (ii) Consolidated Interest Expense of such Person for such period, plus (iii) provisions for federal, state and local income taxes of such Person for such period, in each case, for the period of the four most recent Fiscal Quarters for which financial statements are required to have been delivered pursuant to Section 10.1 hereof prior to the date of determination thereof.

              The term "CONSOLIDATED FUNDED INDEBTEDNESS" of the Company and its Restricted Subsidiaries, shall mean as of any date of determination thereof, the aggregate of all Funded Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis after eliminating all items required to be eliminated in accordance with generally accepted accounting principles applied on a consistent basis, including, without limitation, such eliminations regarding offsetting debits and credits between the Company and its Restricted Subsidiaries and all eliminations appropriate in respect of Minority Interests; PROVIDED, HOWEVER, that, notwithstanding generally accepted accounting principles or the foregoing, Consolidated Funded Indebtedness shall include any Funded Indebtedness of the Company owing to any Restricted Subsidiary.

              The term "CONSOLIDATED INDEBTEDNESS", with respect to the Company and its Restricted Subsidiaries shall mean, on any date of determination thereof the aggregate of all Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis after eliminating all items required to be eliminated in accordance with generally accepted accounting principles, including, without limitation, such eliminations regarding offsetting debits and credits between the Company and its Restricted Subsidiaries and all eliminations appropriate in respect of Minority Interests.

              The term "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, without duplication, the aggregate of all interest paid or accrued by the Company and its Restricted Subsidiaries during such period for Indebtedness of the Company or its Restricted Subsidiaries owed to any Person other than the Company or any Restricted Subsidiary, on a consolidated basis, including, without limitation, interest payable with respect to the Notes and the interest portion of Capital Lease payments, all as determined in accordance with generally accepted accounting principles and all eliminations appropriate in respect of Minority Interests; PROVIDED, HOWEVER, that, notwithstanding generally accepted accounting principles or the foregoing, Consolidated Interest Expense shall include any interest with respect to any Indebtedness of the Company owing to a Restricted Subsidiary which has accrued or been paid by the Company.

              The term "CONSOLIDATED NET INCOME (OR NET LOSS)" shall mean, for any period, the consolidated net income (or net loss) of the Company and its Restricted Subsidiaries for such period determined in accordance with generally accepted accounting principles applied on a consistent basis, after eliminating all items to be eliminated in accordance with generally accepted accounting principles, including, without limitation, such eliminations regarding offsetting debits and credits between the Company and its Restricted Subsidiaries, but, in any event, excluding:

              (a) any gains or losses on the sale or other disposition (other than a sale or other disposition in the ordinary course of business) of investments or fixed or capital Assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

              (b) all items properly classified as extraordinary in accordance with generally accepted accounting principles;

              (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

              (d) net earnings and losses of any Person (other than the Company or a Restricted Subsidiary), substantially all the Assets of which have been acquired by the Company or any Restricted Subsidiary in any manner, realized by such other Person prior to the date of such acquisition;

              (e) net earnings and losses of any Person (other than the Company or a Restricted Subsidiary) which shall have been merged into or consolidated with the Company or any Restricted Subsidiary prior to the date of such merger or consolidation;

              (f) net earnings of any Person (other than the Company or a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest (including Pioneer/Technologies), except to the extent such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

              (g) earnings resulting from any reappraisal, revaluation or write-up of Assets subsequent to March 31, 1990;

              (h) any gain after applicable taxes arising from the acquisition of any capital stock or other securities of the Company or any Restricted Subsidiary; and

              (i) earnings resulting from the elimination of all or a portion of any reserve established prior to the accounting period for which Consolidated Net Income (or Net Loss) is being determined; PROVIDED, HOWEVER, that earnings in any such period resulting from the elimination of all or a portion of one or more reserves established prior to such period with respect to transactions in the ordinary course of business need not be excluded to the extent that they do not in the aggregate exceed 5% of Consolidated Net Income for such period.

              The term "CONSOLIDATED NET WORTH" shall mean, as of the date of determination thereof, the sum of the amount of common stock, the aggregate liquidation preference of any preferred stock, capital surplus and retained earnings accounts, less treasury stock, which would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the date of determination in accordance with generally accepted accounting principles, less all Minority Interests and less the amount at which the Company's investment in Pioneer/Technologies would be reflected on such balance sheet.

              The term "CONSOLIDATED SHAREHOLDERS' EQUITY" shall mean, as of the date of determination thereof, the total stockholders' equity of the Company and its Restricted Subsidiaries determined on a consolidated basis after eliminating all items required to be eliminated in accordance with generally accepted accounting principles applied on a consistent basis, including, without limitation, such eliminations regarding offsetting debits and credits between the Company and its Restricted Subsidiaries, less the amount at which the Company's investment in Pioneer/Technologies would be reflected on such balance sheet.

              The term "CONSOLIDATED TANGIBLE ASSETS", with respect to the Company and its Restricted Subsidiaries, shall mean, as of the date of determination thereof, the aggregate of all Assets of the Company and its Restricted Subsidiaries determined on a consolidated basis, after excluding Minority Interests and after eliminating all items required to be eliminated in accordance with generally accepted accounting principles applied on a consistent basis, including, without limitation, such eliminations regarding offsetting debits and credits between the Company and its Restricted Subsidiaries, valued at book value (established in accordance with generally accepted accounting principles), except (a) goodwill (whether representing the excess of cost over book value of Assets acquired or otherwise), patents, trade names, trademarks, copyrights, franchises, research and development expense, organization expense, unamortized debt discount and expense, deferred Assets other than prepaid insurance, prepaid taxes and deferred taxes, the excess of cost of shares acquired over book value of related Assets and such other Assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles, (b) treasury stock of the Company and its Restricted Subsidiaries, (c) cash set apart or held in any sinking fund or similar or analogous fund for the purpose of redeeming or otherwise retiring stock of the Company and its Restricted Subsidiaries and (d) any write-up of the book value of any Assets of the Company and its Restricted Subsidiaries (resulting from appraisal or otherwise) subsequent to March 31, 1990.

              The term "CUMULATIVE CONSOLIDATED NET INCOME" shall mean, as of the date of determination thereof, an amount equal to the sum of the Consolidated Net Income for (i) each complete Fiscal Year for which financial statements have been delivered or are required to have been delivered pursuant to Section 10.1(a) hereof and which commenced after March 31, 1990 and ended prior to such date of determination (treating each such complete Fiscal Year as a separate accounting period for such purpose) and (ii) each complete Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 10.1(b) hereof and which commenced after the end of the last such complete Fiscal Year and ended prior to such date of determination (treating each such complete Fiscal Quarter as a separate accounting period for such purpose), but without subtraction of the amount of any Consolidated Net Loss for any such Fiscal Year or Fiscal Quarter.

                  The term "CURRENT ASSETS" of any Person, at any date of determination, shall mean all amounts which, in accordance with generally accepted accounting principles, would be included as current assets on a balance sheet of such Person at such date.

                  The term "CURRENT LIABILITIES" of any Person, at any date of determination, shall mean all amounts which, in accordance with generally accepted accounting principles, would be included as current liabilities on a balance sheet of such Person at such date, but shall under any circumstances include all Indebtedness payable on demand or maturing within one year after such date without any option on the part of the obligor to extend or renew beyond such year.

                  The term "DEBT," with respect to any Person, shall mean all items (other than capital stock, capital surplus, retained earnings and deferred credits), which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined. The term "DEBT" shall also include, whether or not so reflected, (i) indebtedness, obligations and liabilities secured by any Lien on property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (ii) all obligations in respect of Capital Leases (other than any obligations not required under generally accepted accounting principles to be capitalized on the books of such Person) and (iii) all Guaranties.

                  The term "DEFAULT" shall mean an event or condition which, with the passage of time or the giving of notice, or both, would become an Event of Default.

                  The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  The term "ERISA AFFILIATE" shall mean any Person which is under "common control" with the Company within the meaning of Section 4001 of ERISA.

                  The term "ERISA TERMINATION EVENT" shall mean (i) a "reportable event" (as described in Section 4043 of ERISA) and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under such regulations), (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (iii) the providing of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  The term "EVENT OF DEFAULT" shall have the meaning assigned thereto in Section 11.1 hereof.

                  The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  The term "EXISTING LOAN AGREEMENT" shall have the meaning set forth in Section 1.3 hereof.

                  The term "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.3 hereof.

                  The term "FISCAL QUARTER" shall mean each of the four consecutive quarterly periods collectively forming a Fiscal Year.

                  The term "FISCAL YEAR" shall mean any period of four consecutive Fiscal Quarters ending on March 31 of each year.

                  The term "FORM 10-K" shall have the meaning set forth in
Section 2.3 hereof.

                  The term "FORM 10-Q" shall have the meaning set forth in
Section 2.3 hereof.

                  The term "FUNDED INDEBTEDNESS" of any Person, shall mean, as of the date of any determination thereof, all Indebtedness of such Person having a final maturity of one or more than one year from the date of creation thereof (other than that portion of the principal of such Funded Indebtedness due within one year from such date of determination, but including, however, any Indebtedness of such Person having a final maturity, duration or payment date within one year from such date which, pursuant to the terms of a revolving credit or similar agreement or otherwise may be renewed or extended at the option of such Person for more than one year from such date, whether or not theretofore renewed or extended).

                  The term "GUARANTY", with respect to any Person, shall mean any obligations (other than the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation or investment of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness, obligation or investment or any property or Assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or investment or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, obligation or investment, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or investment of the ability of the primary obligor to make payment of such indebtedness, obligation or investment or (d) otherwise to assure the owner of such Indebtedness, obligation or investment against loss in respect thereof.

                  The terms "HEREOF", "HEREIN", "HEREUNDER" and other words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section or other subdivision.

                  The term "HOLDER", with respect to any Note, shall mean the Person on whose name such Note is registered.

                  The term "INDEBTEDNESS", with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset; (e) all obligations of such Person to pay the deferred purchase price of Assets or services, exclusive of trade and other payables which, by their terms, are due and payable within ninety (90) calendar days of the creation thereof and are not overdue or are being properly and expeditiously contested in good faith by appropriate proceedings, so long as appropriate reserves have been established and the use by such Person of any Assets involved has not been materially interfered with; (f) any liability (whether contingent or not) in respect of unfunded vested accrued benefits under any Pension Plan which is subject to Title IV of ERISA; and (g) any Guaranty of Indebtedness described in any of clauses (a) through (g) above, including reimbursement obligations in respect of letters of credit; PROVIDED, HOWEVER, that Indebtedness shall not include any Guaranty (i) by the Company of Indebtedness of a Restricted Restricted Subsidiary or (ii) by a Restricted Subsidiary of Indebtedness of another Restricted Restricted Subsidiary; and, PROVIDED, FURTHER, that, for purposes of any determination of Consolidated Funded Indebtedness and Section
9.20 hereof, no Guaranty shall be treated as Indebtedness if the obligation guaranteed thereby is Indebtedness; and, PROVIDED, FURTHER, that Indebtedness shall not include any Guaranty by the Company or a Restricted Subsidiary of the Indebtedness of another Person if (i) treating such Guaranty as Indebtedness and including it in Consolidated Funded Indebtedness would result in a violation of
Section 9.20 hereof at the time the Company or such Restricted Restricted Subsidiary becomes liable therefor, (ii) the Company elects (and evidences such election by prompt written notice thereof to each holder of a Note) to treat such Guaranty as a Restricted Investment and (iii) treated as a Restricted Investment, the incurrence of such Guaranty can be effected in compliance with
Section 9.19 hereof.

                  The term "INSTITUTIONAL INVESTOR" shall mean any one or more of the following Persons: (a) any bank, savings institution, trust company or national banking association; acting for its own account or in a fiduciary capacity; (b) any charitable foundation; (c) any insurance company or fraternal benefit association; (d) any pension, retirement or profit-sharing trust or fund; or (e) any public employees' pension or retirement system or any other governmental agency supervising the investment of public funds; PROVIDED, HOWEVER, that such Person shall have a capital, surplus and undivided profits or net worth of not less than $25,000,000.

                  The term "INTEREST PAYMENT DATE" shall have the meaning set forth in Section 1.1 hereof.

                  The term "INVESTMENT" shall mean (a) any direct or indirect purchase or other acquisition of stock or other securities of any Person, (b) any loan, advance or capital contribution to any Person or (c) a Guaranty in favor of any Person if the Company elects to treat such Guaranty as an Investment pursuant to the third proviso to the definition of Indebtedness in this Section 12.1.

                  The term "LIEN" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property (but excluding any rights of set-off that a bank may have), whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "LIEN" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

                  The term "MAKE-WHOLE AMOUNT" shall mean an amount, determined as of the date of any optional prepayment pursuant to Section 7.2 hereof or any acceleration pursuant to Section 11.1 hereof in respect of each Note to be prepaid or each Note being accelerated, equal to the greater of (a) zero and (b) the difference between (x) the sum of the present values, as at the date of such prepayment or acceleration, of the amount of each remaining scheduled payment of interest on and principal of such Note which will not be required to be made as a result of such prepayment (each such amount discounted separately at the Treasury Rate, determined as at the date five Business Days before the date of such prepayment or acceleration, compounded semi-annually from the date such amount would be due), minus (y) the principal amount of such Note.

                  The term "MINORITY INTERESTS" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares required by law) that are not owned by the Company and/or one or more Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

                  The term "MULTIEMPLOYER PLAN" shall mean any Pension Plan that is a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA).

                  The term "NOTEHOLDER", with respect to any Note, shall mean the Person in whose name such Note is registered.

                  The term "NOTES" shall have the meaning set forth in Section
1.1 hereof.

                  The term "OFFICER'S CERTIFICATE" shall mean a certificate executed on behalf of the Company by the Chairman of the Board of Directors, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company.

                  The term "OPERATING LEASE" shall mean any lease which is not a Capital Lease.

                  The term "OPERATING LEASE RENTALS" shall mean, as of any date of determination, without duplication, rentals accrued or paid by the Company and its Restricted Subsidiaries on Operating Leases on a consolidated basis for the four Fiscal Quarters immediately preceding the date of determination for which financial statements have been delivered or are required to have been delivered pursuant to Section 10.1 hereof.

                  The term "OPTIONAL PREPAYMENT DATE" shall have the meaning set forth in Section 7.3 hereof.

                  The term "OUTSTANDING", with respect to the Notes, shall mean, as of the date of determination, all Notes theretofore delivered pursuant to this Agreement, except Notes theretofore canceled or delivered for cancellation and Notes in exchange or replacement for which other Notes have been delivered pursuant to this Agreement; PROVIDED, HOWEVER, that, in determining whether the unpaid principal amount of Notes outstanding have given any notice or taken any action hereunder, Notes held or owned, directly or indirectly, by the Company, any Subsidiary or any other Affiliate shall be disregarded and deemed not to be outstanding.

                  The term "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereof.

                  The term "PENSION PLAN" shall have the meaning set forth in
Section 2.11(d) hereof.

                  The term "PERMITTED AFFILIATE TRANSACTION" shall mean any transaction between the Company and Pioneer/Technologies described in Exhibit C hereto which does not, individually or together with other similar transactions, have a material adverse effect on the business, earnings, prospects, properties or condition (financial or other) of the Company.

                  The term "PERMITTED LIENS" shall mean:

                  (a) Liens securing taxes, assessments, governmental charges or levies or the claims of carriers, warehousemen, materialmen, mechanics and other like Persons not yet due, or being properly and expeditiously contested in good faith by appropriate proceedings so long as any appropriate reserves have been established and the use by the Company or a Restricted Subsidiary of the property subject to the contested Lien has not been materially interfered with, PROVIDED, HOWEVER, that the payment thereof shall not be required by Section 9.7 hereof; and, PROVIDED FURTHER, that this clause (a) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company shall at any time in good faith by prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the normal conduct of business or the ownership of properties and Assets (including warehousemen's and statutory landlords' Liens), Liens, deposits or pledges securing the performance of bids, tenders or trade contracts, and Liens securing statutory obligations or surety or appeal bonds in connection with proceedings in which the Company or a Restricted Subsidiary is a party; PROVIDED, however, that (i) any such Lien shall not be created in connection with and shall not secure Indebtedness, (ii) any obligation secured by any such Lien shall not be overdue or, if overdue, shall be contested in good faith by appropriate actions or proceedings and adequate book reserves shall have been established in accordance with generally accepted accounting principles; and (iii) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Company and its Restricted Subsidiaries in the operation of the business of the Company and its Restricted Subsidiaries; and, PROVIDED FURTHER, that this clause (c) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA;

                  (d) minor survey exceptions and minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use of any of such properties in the operation of the business of the Company and its Restricted Subsidiaries;

                  (e) leases made, or existing on property acquired, by the Company and its Restricted Subsidiaries in the ordinary course of their businesses, PROVIDED, HOWEVER, that, in the case of any Capital Lease, the Indebtedness represented thereby shall have been incurred in compliance with
Section 9.20 hereof;

                  (f) Liens originally created to secure payment of a portion of the purchase price relating to any real property or equipment or any interest therein, which the Company (or, in the case of any Capital Lease, the owner) shall acquire after the date hereof, but, with respect to any such Lien, which property, equipment or interest shall not be acquired more than 60 days prior to the date of the creation of such Lien; PROVIDED, HOWEVER, that (i) no such Lien shall attach to any other Asset at the time owned by the Company, (ii) the outstanding principal amount of Indebtedness secured by any such Lien shall not exceed 85% of the fair market value of property to which such Lien attaches,
(iii) any Indebtedness secured by any such Lien shall have been incurred in compliance with Section 9.20 hereof and (iv) the aggregate amount of Indebtedness secured by any such Liens shall not at any time exceed $3,000,000;

                  (g) Liens in replacement, extension or renewal of any Liens described in the preceding clause (f) upon or in the same property theretofore subject thereto;

                  (h) Liens  existing on the date hereof and set forth on
Schedule 12.1 hereof, but not any Liens resulting from any renewal or extension of the Indebtedness secured thereby;

                  (i) Liens or pledges or deposits made in the usual course of business to secure payment of workmen's compensation, unemployment insurance or social security obligations;

                  (j) Liens created with respect to any consignment, lease, land contract or other title retention agreement or arrangement; and

                  (k) Liens created with respect to the Stock Purchase Agreement dated July 24, 1986 among the Company and the other shareholders of Pioneer/Technologies.

                  The term "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof).

                  The term "PIONEER/TECHNOLOGIES" shall mean
Pioneer/Technologies Group, Inc., a Maryland corporation.

                  The term "PIONEER/TECHNOLOGIES FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.3 hereof.

                  The term "PLAN" shall have the meaning set forth in Section 2.11(d) hereof.

                  The term "PURCHASE PRICE" shall have the meaning set forth in
Section 1.2 hereof.

                  The term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning assigned thereto in Rule 144A.

                  The term "RESPONSIBLE OFFICER", with respect to the Company shall mean the President, the Chief Financial Officer, the Chairman, any other Vice President, the Treasurer or the Secretary thereof.

                  The term "RESTRICTED INVESTMENT" shall mean any Investment (other than an Investment in, to or in favor of any Person which is, or after the making of which, will be, a Restricted Subsidiary) paid for with cash or other property (other than equity securities of the Company) other than:

                            (i) any certificate of deposit with a final maturity
                  of one year or less issued by any bank or trust company having capital and surplus at the end of its most recently ended fiscal year in excess of $100,000,000;

                           (ii) commercial paper of any corporation incorporated
                  in the United States of America maturing not more than 270 days from the date of issuance thereof and rated "A-1" or better by Standard & Poor's Corporation ("S&P") or "P-1" or better by Moody's Investors Service, Inc. ("Moody's"); PROVIDED, HOWEVER, that any such commercial paper that is rated by both such rating agencies shall be rated "A-1" or better by S&P and "P-1" or better by Moody's;

                          (iii) any direct obligation of the United States of
                  America or obligation of any instrumentality or agency thereof the payment of the principal of and interest on which is unconditionally guaranteed by the United States of America;

                  PROVIDED, HOWEVER, that any such obligation shall have a final maturity date not more than two years after the acquisition thereof;

                           (iv) the Investment by the Company in  Pioneer/
                  Technologies prior to the date hereof in the aggregate amount of $55,000;

                            (v) any Indebtedness or other security of the
                  Company or a Restricted Subsidiary which is purchased, repurchased, redeemed, prepaid or acquired or reacquired in any other manner by the Company or a Restricted Subsidiary, so long as such Indebtedness or other security is retired or canceled promptly after its acquisition by the Company or such Restricted Subsidiary; and

                           (vi) any Investment by the Company or a Restricted Subsidiary the making of which constitutes a Restricted Payment.

                  The term "RESTRICTED PAYMENT" shall mean (a) any dividend or other distribution, direct or indirect, in respect of any shares of the capital stock of the Company; or (b) any purchase, redemption, prepayment, retirement or other acquisition or reacquisition of (i) any shares of capital stock of the Company, now or hereafter outstanding, (ii) any warrants, rights or options evidencing a right to purchase or acquire any such shares (except in exchange for other shares of capital stock or warrants, rights or options evidencing a right to purchase or acquire any such shares), or (iii) any Indebtedness of the Company which is subordinated or junior in right of payment to the Notes (including the Debentures); PROVIDED, HOWEVER, that no dividend or other distribution, purchase, redemption, prepayment, retirement or other acquisition shall constitute a Restricted Payment to the extent that it consists of or is paid for with an equity security of the Company or is effected by the conversion of any security into an equity security of the Company; and, PROVIDED, FURTHER, that no mandatory redemption or prepayment of Debentures shall constitute a Restricted Payment if (x) the redemption or prepayment price is paid in cash representing the proceeds of a contemporaneous issuance of Indebtedness which is unsecured and is subordinated or junior in right of payment to the Notes, or (y) it is made in cash at the time required by the Indenture under which the Debentures were issued in satisfaction of the sinking fund requirements of said Indenture. The amount of any Restricted Payment in property shall be deemed to be the greater of its fair value (as determined by the Board of Directors of the Company) or its net book value.

                  The term "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Company hereafter designated by action of the Board of Directors of the Company as a Restricted Subsidiary pursuant to Section 9.22 hereof; PROVIDED, HOWEVER, that no corporation may be designated a Restricted Subsidiary unless:

          (a) such corporation is organized under the laws of the United States or any jurisdiction thereof;

          (b) such corporation conducts substantially all of its business and owns substantially all of its property within the United States;

                    (c) a majority of the shares of each class of the capital stock of such Subsidiary are owned by the Company directly or indirectly through another Restricted Subsidiary;

                    (d) such corporation has not previously been designated as a Restricted Subsidiary hereunder and had such designation rescinded; and

                    (e) the requirements of Section 9.22(a) have been complied with or are complied with concurrently with such designation;

PROVIDED, FURTHER, that Pioneer/Technologies shall not be designated a Restricted Subsidiary hereunder; and, PROVIDED, FURTHER, that the designation of a Restricted Subsidiary may be rescinded by action of the Board of Directors of the Company pursuant to Section 9.22(c) hereof.

          The term "RESTRICTED SUBSIDIARY INDEBTEDNESS" shall mean any Indebtedness created, incurred, issued, assumed or guaranteed by a Restricted Subsidiary.

          The term "RMI" shall have the meaning set forth in Section 6.4 hereof.

          The term "RULE 144A" shall mean Rule 144A under the Securities Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the SEC from time to time.

          The term "SALE" shall have the meaning set forth in Section 9.16 hereof.

          The term "SEC" shall mean the Securities and Exchange Commission and any successor organization.

          The term "SEC REPORTS" shall have the meaning set forth in Section 2.3 hereof.

          The term "SECURED DEBT" shall have the meaning set forth in Section 9.13(a) hereof.

          The term "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

          The term "SHORT-TERM INDEBTEDNESS" of any Person shall mean and include all Indebtedness of such Person which does not constitute Funded Indebtedness.

          The term "SUBSIDIARY" shall mean any corporation other than Pioneer/Technologies (a) which is organized under the laws of any jurisdiction of the United States of America, (b) which conducts substantially all of its business and has substantially all of its Assets within the United States of America and (c) of which more than 50% (by number of votes) of its Voting Stock is owned by the Company and/or one or more Subsidiaries wholly-owned by the Company.

                  The term "THIS AGREEMENT" shall mean this Note Purchase Agreement (including the annexed Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

                  The term "TIAA" shall mean Teachers Insurance and Annuity Association of America.

                  The term "TOTAL CAPITALIZATION" shall mean the sum of (i) Consolidated Funded Indebtedness, plus (ii) Consolidated Shareholders' Equity.

                  The term "TREASURY RATE", as of the date of any determination thereof in connection with the determination of the Make-Whole Amount, shall mean the sum of (i) 50 basis points and (ii) the rate per annum equal to the arithmetic average of the two most recent weekly average yields on issues of United States Treasury securities adjusted to a constant maturity equal to the Weighted Average Life to Maturity of the Notes (determined, if necessary, by interpolating such yields on United States Treasury Securities adjusted to the particular constant maturities greater than (but nearest to) and less than (but nearest to) the Weighted Average Life to Maturity of the Notes), as published by the Federal Reserve Board for release on the first Business Day of the week in which such determination is made in its Statistical Release H.15(519) under the heading "Treasury Constant Maturities", such weekly average yields to be for the two calendar weeks ending on the two Wednesdays immediately preceding the date of such release or, if such average is not published for such periods, of such reasonably comparable index as may be designated for such periods by the holder or holders of at least a majority in, aggregate unpaid principal amount of the Notes then outstanding.

                  The term "VOTING STOCK", with respect to a corporation, shall mean the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Board of Directors (or other governing body) of such corporation.

                  The term "WEIGHTED AVERAGE LIFE TO MATURITY" of any borrowed funds or preferred stock, as of the date of the determination thereof, shall mean the number of years obtained by dividing the then Remaining Dollar-Years of such borrowed funds or preferred stock by the then outstanding principal amount thereof (in the case of such borrowed funds) or the aggregate redemption price of all outstanding shares thereof. The term "REMAINING DOLLAR-YEARS" of any borrowed funds or preferred stock shall mean the amount obtained by (a) multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment or redemption price, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the date of the repayment or redemption and (b) totaling all of the products obtained in (a).

                  SECTION 12.2 DIRECTLY OR INDIRECTLY. Any provision iN this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

                  SECTION 12.3 ACCOUNTING TERMS. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

                  SECTION 12.4 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  SECTION 12.5 HEADINGS. The headings of the Sections and other subdivisions of this Agreement have been inserted for convenience of reference only, and shall not be deemed to constitute a part hereof.

                  SECTION 12.6 INDEPENDENCE OF COVENANTS. Each covenant made by the Company herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

SECTION 13.       MISCELLANEOUS.

                  SECTION 13.1 NOTICES. (a) All communications under this Agreement or the Notes shall be in writing and shall be delivered or mailed (i) if to you, to you at your address set forth in Schedule I hereof, marked for attention as there indicated, or at such other address as you may have furnished to the Company in writing, (ii) if to any other holder of Notes, to it at its address listed in the books for the registration and registration of transfer of Notes, required to be maintained by the Company pursuant to
Section 9.1 hereof, or at such other address as such holder shall have furnished to the Company in writing, and (iii) if to the Company, to it at its address shown at the head of this Agreement, or at such other address as it shall have furnished in writing to you and all other holders of the Notes at the time outstanding.

                  (b) Any written communication so addressed and mailed by certified mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

                  SECTION 13.2 SURVIVAL. All representations, warranties and covenants made by the Company herein or by the Company or any Subsidiary in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company hereunder.

                  SECTION 13.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder; PROVIDED, HOWEVER, that you shall not have any obligation to purchase Notes of any Person other than Pioneer-Standard Electronics, Inc., an Ohio corporation. Whether or not expressly so stated and subject to the restrictions set forth herein, the provisions of Sections 5 through 13 of this Agreement are intended to be for your benefit and for the benefit of all holders from tide to time of the Notes, and shall be enforceable by you and any other such holder whether or not an express assignment to such holder of rights under this Agreement shall have been made by you or your successors or assigns; PROVIDED, HOWEVER, that the provisions of Section 5 and Sections 6.2, 6.3 and 9.1 hereof and the provisions of Section 9.5 hereof relating to the payment of expenses shall also be for the benefit of, and shall be enforceable by, any Person who shall no longer be a holder of any Note but who shall have incurred any expense or been subjected to any liability for which reimbursement or payment by the Company is provided therein while, or on the basis of being, such a holder.

                  SECTION 13.4 AMENDMENT AND WAIVER. (a) This Agreement and the Notes may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (i) on or prior to the Closing Date, you, and (ii) after the Closing Date, the holders of at least a 66-2/3% in aggregate unpaid principal amount of the Notes then outstanding; PROVIDED, HOWEVER, that no such amendment, supplement or waiver shall, without the written consent of the holders of all the Notes then outstanding, (x) change, with respect to the Notes, the amount or time of any required prepayment or payment of principal or premium or the rate or time of payment of interest, or change the funds in which any prepayment or payment on the Notes is required to be made; (y) amend or supplement, or (subject to Section 11.4 hereof) waive any Default or Event of Default arising by reason of the failure of the Company to comply with, any provision of Section 7; or (z) reduce the percentage of the aggregate principal amount of Notes required for any amendment, consent or waiver hereunder. Any amendment or waiver effected in accordance with this Section 13.4 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company. Notwithstanding any other provision of this Agreement, no consent to any such amendment or supplement by any holder of a Note and no such waiver by any holder of a Note shall have any effect for the purposes of this Section 13.4 if such consent or waiver was obtained in connection with or in anticipation of the purchase by the Company, any Affiliate of the Company or any other Person of any portion of the Notes held by such Noteholder, unless the holder of each Note at the time outstanding has executed a consent or waiver, as the case may be, to substantially the same effect as the consent or waiver obtained from such Noteholder.

                  (b) Except as provided or contemplated in Section 11.4 hereof, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section 13.4 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such renumeration is concurrently paid, on the same terms ratably to the holders of all of the Notes then outstanding.

                  SECTION 13.5 COUNTERPARTS. This Agreement may be executed and delivered to you simultaneously in two or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 13.6 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto (other than the Notes), including, without limitation,
(a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the closing of your purchase of the Notes, and (c) financial statements, certificates and other information heretofore or hereafter furnished to you,-may be reproduced by you by any photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

                  SECTION 13.7 CONFIDENTIALITY. You agree to use your best efforts (and each subsequent holder of any Note, by accepting assignment of such Note, agrees to use its best efforts) to keep confidential from all Persons other than your (or its) counsel, accountants, financial advisors, employees, consultants and agents all information obtained by you (or such subsequent holder) pursuant to this Agreement and designated or marked in writing by the Company as confidential; PROVIDED, HOWEVER, that you (or any such subsequent holder) may disclose any such information (a) as has become generally available to the public (through no action on your or its part); (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over you (or such subsequent holder) or to the National Association of Insurance Commissioners or similar organizations or their successors; (c) as may be required in response to any summons or subpoena or in connection with any litigation; (d) in order to comply with any law, regulation or rule applicable to you (or such subsequent holder); (e) to a prospective transferee which is an Institutional Investor or Qualified Institutional Buyer in connection with any contemplated transfer of any Note held by you (or any such subsequent holder) and to which transfer of a Note would be permitted by
Section 3.2 hereof; (f) to any other Noteholder; and (g) otherwise as may be reasonably necessary to the enforcement of your rights (or the rights of such subsequent holder) with respect to the Notes or under this Agreement.

                  If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterparts hereof and return the same to the Company, whereupon this letter, as so accepted, shall become a binding contract between you and each of the undersigned.

                                        Very truly yours,

                                        PIONEER-STANDARD ELECTRONICS, INC.

                                        By: /s/ JOHN GOODGER
                                           ----------------------------------
                                            Title:  Vice President


The  foregoing Agreement
  is hereby accepted.

TEACHERS INSURANCE AND ANNUITY
     ASSOCIATION OF AMERICA

By: /s/ BARBARA J. PAIGE
   -------------------------
   Title:  Investment Officer

                                                                  SCHEDULE I

                                PURCHASER OF THE
                               9.79% SENIOR NOTES
                              DUE NOVEMBER 1, 2000
                      OF PIONEER-STANDARD ELECTRONICS, INC.

                                                                Principal Amount of
              Name And Address Of Purchaser                     Notes To Be Purchased
              -----------------------------                     ----------------------
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA               $20,000,000

(1)    In the case of all payments on account of the
       Notes: to TIAA, by crediting (in the form of bank wire transfer of immediately available funds) its Account No. 121-85-001 in Morgan Guaranty Trust
       Company of New York, 23 Wall Street, New York, New
       York 10015; with telephone advice of payment to Treasury Services--TIAA at (212) 916-4000.

(2)    Address for notices in respect of payment:

       730 Third Avenue
       New York, New York 10017
       Attention:  Treasury Services

(3)    Address for all other communications:

       730 Third Avenue
       New York, New York 10017
       Attention:  Securities Division

                                                                 SCHEDULE 2.5

                            MATERIAL ADVERSE CHANGES

                                      NONE.



                                     2.5-1

                                                                  SCHEDULE 4.1

                 [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE]

                                November 2, 1990

Teachers Insurance and Annuity
  Association of America
730 Third Avenue
New York, New York 10017

                  Re: $20,000,000 in Aggregate Principal Amount of 9.79% Senior Notes due November 1, 2000 of
                           Pioneer-Standard Electronics, Inc.

Ladies and Gentlemen:

                  We have acted as special counsel in connection with your purchase today of $20,000,000 in aggregate principal amount of 9.79% Senior Notes due November 1, 2000 (the "Notes") of Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), pursuant to the Note Purchase Agreement dated as of October 31, 1990 between the Company and you (the "Note Purchase Agreement"). All capitalized terms used herein without definition have the meanings assigned thereto in the Note Purchase Agreement.

                  We have examined a fully executed original of the Note Purchase Agreement. We also have examined the executed Note being issued and delivered on the date hereof. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates, records and documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  Based upon such examination and subject to the limitations and qualifications set forth below, we are of the opinion that:

                    1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                    2. The Note Purchase Agreement and the execution, delivery and performance thereof have been duly authorized by all necessary corporate action on the part of the Company. The Note Purchase Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                    3. The Notes and the offer, issuance, sale, delivery and performance thereof have been duly authorized by all necessary corporate action on the part of the Company. The Notes have been duly executed, issued and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                    4. On the basis of the representations contained in Sections 3.1 and 3.2 of the Note Purchase Agreement, it is not necessary, in connection with the issuance and delivery of the Notes to you under the circumstances contemplated by the Note Purchase Agreement, to register the Notes under the Securities Act or to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

                  With your permission, we have assumed the following: (a) the genuineness of all signatures and the authenticity of all documents submitted to us as originals; (b) the conformity to the original documents of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, factual matters, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) except as specifically covered in the opinion set forth above, the due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid, and binding effect thereof on such parties.

                  Our opinion that any agreement, instrument or document is legal, valid, binding or enforceable against any Person in accordance with its terms is qualified as to:

                    (a) limitations imposed by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws affecting the enforcement of creditor's rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

                    (b) as a general matter, of law, the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of any Event of Default; and

                    (c) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  We are not opining on law other than the law of the State of New York and the federal law of the United States of America. In giving the opinions set forth in paragraphs 1, 2 and 3 above, we have relied solely upon the opinion of Calfee, Halter & Griswold, counsel for the Company, dated the date hereof and delivered to you pursuant to Section 4.2 of the Note Purchase

Agreement, as to matters pertaining to the laws of the State of Ohio. We have made no independent examination of such matters.

                  We further advise you that we have reviewed the opinion of Calfee, Halter & Griswold, referred to above, and we believe such opinion is satisfactory in form and scope and you and we are justified in relying thereon.

                  This opinion letter is solely for the benefit of the party to whom it is addressed and may not be relied upon, used, circulated, quoted or referred to, nor copies hereof delivered to, any other person (other than a subsequent holder of a Note) without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring after the date hereof.

                                              Very truly yours,

                                              /s/ Orrick, Herrington & Sutcliffe

                                                               SCHEDULE 4.2

                    [LETTERHEAD OF CALFEE, HALTER & GRISWOLD]

                                November 2, 1990

Teachers Insurance and Annuity
  Association of America
730 Third Avenue
New York, New York 10017

                  Re:      Pioneer-Standard Electronics, Inc.--Sale of 9.79%
                           -------------------------------------------------
                           Senior Notes due November 1, 2000
                           ---------------------------------
Gentlemen:

         This opinion is furnished to you pursuant to and in satisfaction of
Section 4.2 of that certain Note Purchase Agreement, dated as of October 31, 1990 (the "Note Purchase Agreement"), by and between Pioneer-Standard Electronics, Inc., an Ohio corporation ("Borrower"), and Teachers Insurance and Annuity Association of America, a New York corporation (the "Purchaser"). We have acted as counsel to Borrower in connection with the negotiation of the Note Purchase Agreement and we are delivering this opinion to you in connection with the initial distribution of sale proceeds to the Borrower thereunder. Capitalized terms not otherwise defined herein shall have the meaning given them in the Note Purchase Agreement.

         We have examined originals or copies, certified or otherwise, identified to our satisfaction, of the following documents and corporate records in connection with this opinion:

          (1)       The Note Purchase Agreement;

          2)        The Note;

          3) A copy of the Articles of Incorporation of Borrower and all amendments thereto, certified as true, complete and accurate by the office of the Ohio Secretary of State as of October 4, 1990;

          4) A Good Standing Certificate from the Secretary of State of Ohio, dated October 2, 1990, certifying Borrower's status as a corporation in good standing under the laws of the State of Ohio;

Teachers Insurance and Annuity
  Association of America
November 2, 1990
Page 2


                  (5) Good Standing Certificates or their equivalent (the "Foreign Jurisdiction Certificates") from: (i) the Secretary of State of Michigan, dated October 9, 1990; (ii) the Secretary of the Commonwealth of Pennsylvania, dated October 10, 1990; (iii) the Secretary of State of Minnesota, dated October 9, 1990; (iv) the Secretary of State of Texas, dated October 8, 1990, and the Comptroller of Public Accounts of Texas dated October 26, 1990; (v) the Secretary of State of Indiana, dated October 10, 1990; (vi) the Secretary of the Commonwealth of Massachusetts, dated October 9, 1990; (vii) the Secretary of State of Connecticut, dated October 10, 1990; (viii) the Department of the State of New York, dated October 5, 1990; (ix) the Secretary of State of New Jersey, dated October 10, 1990; (x) the Secretary of State of Wisconsin, dated October 9, 1990; (xi) the Secretary of State of Missouri dated October 9, 1990; (xii) the Secretary of State of Oklahoma dated October 9, 1990; and (xiii) the Secretary of State of California dated November 1, 1990;

                  (6) The Board of Governors of the Federal Reserve System List of Marginable OTC Stocks as of November 13, 1989, as supplemented by (i) the Supplement to List of Marginable OTC Stocks February 12, 1990, (ii) the Supplement to List of Marginable OTC Stocks May 14, 1990 and (iii) the Supplement to List of Marginable OTC Stocks August 13, 1990;

                  (7) An Officer's Certificate from John V. Goodger, Vice President, Treasurer and Assistant Secretary of the Borrower, as to (i) the true, complete and correct nature of the Code of Regulations as of the date hereof, (ii) the true, complete and correct nature as of the date hereof of the resolutions adopted by the Board of Directors of Borrower on October 30, 1990, authorizing the Borrower's execution and delivery of and performance under the Note Purchase Agreement, the Note, and such certificates and documents as may be related to the Note Purchase Agreement or the Note, and (iii) certain other factual matters, a copy of which certificate is attached to this opinion as Exhibit A and incorporated herein by reference (the "Officer's Certificate").

                  The opinions hereinafter expressed are premised upon the following assumptions: (i) all materials, records and documents examined by us in connection with the preparation of this opinion letter are complete, authentic and accurate and, to the extent represented by certified or photostatic copies, conform to their respective originals, (ii) all signatures contained in such materials, records and documents are genuine signatures of the parties purporting to have signed

Teachers Insurance and Annuity
  Association of America
November 2, 1990
Page 3

the same, (iii) all natural parties signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said materials, records and documents, and (iv) no action has been taken which amends, revokes or otherwise affects any of the materials, records or documents which we have examined. Further, any opinion hereinafter expressed that an agreement, instrument or document is a valid and binding obligation of Borrower or is enforceable in accordance with its terms is premised upon the assumption that (a) the Note Purchase Agreement is a legal, valid, and binding obligation of the Purchaser, and (b) the Purchaser has actually advanced moneys to Borrower pursuant to the Purchaser's purchase of the Note pursuant to the terms of the Note Purchase Agreement.

                  We have relied upon the foregoing Foreign Jurisdiction Certificates and have not conducted an independent review or investigation of the matters set forth therein. Any opinion hereinafter set forth relative to the Borrower's good standing status is based solely upon such certificates as of the date thereof.

                  Except for our review of the Material Contracts (as defined and set forth in the Officer's certificate) and as further described in the following sentence, we have not conducted an independent review or investigation of the matters contained in said Officer's Certificate, and except to the extent otherwise expressed herein, render no opinion in respect to such matters. Insofar as this opinion relates to our knowledge of factual matters set forth in the Officer's Certificate or other factual matters, information with respect to which is in the possession of Borrower or other entities, we have made inquiries of and relied upon representations from one or more officers or employees of Borrower with respect to such matters and nothing has come to our attention leading us to question, or giving us reasonable grounds to question, the accuracy of such information. In addition, we are not aware of any Indebtedness of Borrower for borrowed money other than Indebtedness disclosed in the officer's Certificate. In rendering our opinion, we have not conducted any investigation into the types of businesses and activities in which Borrower engages or the manner in which it conducts its business as would enable us to render any opinion (and, accordingly, we express no opinion) as to the applicability to the Borrower of any law or regulation of Ohio or any other governmental authority not of general applicability to business corporations.

                  We have no present, actual knowledge that any of the foregoing assumptions are not, as of the date hereof, accurate or complete. We assume no obligation to advise you of any changes in fact or law, or of anything coming to our attention bearing on the accuracy or completeness of any assumption, whether or not material, which may be brought to our attention subsequent to the date hereof.

Teachers Insurance and Annuity
  Association of America
November 2, 1990
Page 4

                  Based solely upon and subject to: (i) the foregoing; (ii) the qualifications set forth below; and (iii) our review of such matters of law and other documents and corporate records as we have deemed necessary in connection with this opinion, we are of the opinion that:

                  1. Borrower is incorporated, validly existing and in good standing as an Ohio corporation, and has all requisite corporate power and authority under its Articles of Incorporation and Code of Regulations to own its properties and to carry on its business as it is, to the best of our knowledge, presently being conducted.

                  2. Based solely upon the Foreign Jurisdiction Certificates referenced above, Borrower is duly qualified to do business as a foreign corporation in those states designated in the Officer's Certificate as Foreign Jurisdictions other than the State of Illinois; it being understood we are rendering no opinion with respect to the due qualification of Borrower to do business as a foreign corporation in any other jurisdiction.

                  3. Borrower has full corporate power and authority to offer, issue, sell, execute, deliver and perform its obligations under the Note, and to execute, deliver and perform its obligations under the Note Purchase Agreement.

                  4. Without independent investigation and based solely upon the Officer's Certificate, and except as disclosed in said Certificate, we are not aware of any litigation or proceedings pending or threatened against or affecting Borrower, at law or in equity, or before any government agency or authority, or any arbitrator or arbitration panel, which, if successful, would result in any material, adverse change in the condition, financial or otherwise, of Borrower or which in any manner draws into question the validity or enforceability of the Note Purchase Agreement or the Note.

                  5. The execution and delivery of the Note Purchase Agreement and the offer, issuance, sale, execution and delivery of the Note and compliance with the terms of the Note Purchase Agreement and the Note by the Borrower, will not violate (i) the provisions of any presently applicable Ohio or Federal statute, (ii) any existing provision of the Borrower's Articles of Incorporation or Code of Regulations, or (iii) to the best of our knowledge, any judgment, injunction, order or decree of any court, governmental authority, arbitrator or arbitration panel applicable to the Borrower.

                  6. Neither the execution and delivery of the Note Purchase Agreement, the offer, issuance, sale, execution and delivery of the Note, nor the Borrower's compliance with the terms of the Note Purchase Agreement or the Note, will violate or constitute a default under any of the Material Contracts set forth in the Officer's Certificate.

Teachers Insurance and Annuity
  Association of America
November 2, 1990
Page 5

                  7. The Note Purchase Agreement and the Note have been duly executed and delivered by duly authorized officers of the Borrower and are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The performance of the Note Purchase Agreement and the Note has been duly authorized by all necessary corporate action on the part of the Borrower.

                  8. On the basis, in part, of the representations contained in
Section 3.2 and Section 3.3 of the Note Purchase Agreement, no prior consent of, approval, authorization, qualification, designation, or declaration by, filing or registration with or notice to any federal or Ohio governmental or public authority or agency is required for the valid offer, issuance, sale or delivery of the Note or the execution, delivery or performance of the Note Purchase Agreement by the Borrower.

                  9. On the basis, in part, of the representations contained in
Section 3.1 and Section 3.2 of the Note Purchase Agreement, it is not necessary, in connection with the issuance and delivery of the Note to the Purchaser under the circumstances contemplated by the Note Purchase Agreement, to register the Note under the Securities Act or to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

                  10. Based solely upon the information set forth in the Officer's Certificate, the application of the proceeds from the sale of the Note will not violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation G (12 C.F.R., Part 207), as amended, or Regulation X (12 C.F.R., Part
224), as amended, or Regulation T (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal Reserve System; PROVIDED, HOWEVER, that with respect to the Pioneer-Standard Debentures (as defined in the Officer's Certificate), we have assumed without opinion that such proceeds will not be used to retire "purpose credit" (as defined in Regulation G, 12 C.F.R., Part
207) secured directly or indirectly by such Pioneer-Standard Debentures.

                  11. To the best of our knowledge, the Borrower is not a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

                  12. The Borrower is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. The Borrower is not an

Teachers Insurance and Annuity
  Association of America
November 2, 1990
Page 6

"investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

                  The foregoing opinions are subject, however, to the further qualifications that:

                  (a) Any opinion set forth above that an instrument or agreement is a valid and binding obligation of Borrower or is enforceable in accordance with its terms, is subject to (i) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (ii) any bankruptcy, moratorium, fraudulent conveyance, preferential transfer, avoidance, insolvency or other law relating to or affecting the enforcement of creditors' rights, and (iii) the Purchaser's obligation to act reasonably, in good faith and with fairness in exercising rights and remedies under the Note Purchase Agreement and the Note.

                  (b) Certain of the remedial provisions in the Note Purchase Agreement and the Note may be limited or rendered unenforceable under the laws of Ohio. By way of example and without limitation, such provisions include (i) any provision purporting to allow the collection of attorneys fees; (ii) any waiver of statutory, constitutional or equitable rights; (iii) any provision which purports to waive any requirement of diligent performance or otherwise purports to establish standards of care, reasonableness or diligence with respect to the Purchaser in the exercise of its rights and remedies or the satisfaction of its duties to Borrower to the extent that such remedies are not specifically provided for under the Uniform Commercial Code as now or hereafter in effect in Ohio.

                  (c) We express no opinion as to the binding effect, validity or enforceability of any provision in the Note Purchase Agreement or the Note which (i) provides that delays of the Purchaser will not operate as a waiver, or
(ii) attempts to modify or waive any requirements of commercial reasonableness or notice arising under applicable laws.

                  (d) The opinions herein expressed are limited to matters of Ohio and Federal law; except to the extent hereinafter specified, we express no opinion as to the effect of any applicable law of any other jurisdiction. Further, we note that the Note Purchase Agreement and the Note are stated to be governed by the laws of the State of New York. To the extent the laws of the State of New York govern the matters as to which the opinions expressed herein are rendered, you may rely upon our opinions as opinions with respect to the laws of the State of New York to the extent such laws are construed and applied with the same effect as the laws of the State of Ohio. We express no opinion as to whether the laws of the State of New York are construed or applied with the same effect as the laws of the State of Ohio.

Teachers Insurance and Annuity
  Association of America
November 2, 1990
Page 7

                  The opinion expressed above is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other persons for any purpose without the express written consent of the undersigned, except that you may furnish copies thereof: (a) to your independent auditors and attorneys; (b) to any state or federal authority having regulatory jurisdiction over you; (c) pursuant to order or legal process of any court or governmental agency; (d) in connection with any legal action to which you are party arising out of the transactions contemplated by the Note Purchase Agreement; and

                  (e)      to any Noteholder or proposed assignee of any Note.

                                              Respectfully submitted,

                                               /s/ Calfee, Halter & Griswold

                                               CALFEE, HALTER & GRISWOLD

                                    EXHIBIT A
                                       TO
                                   OPINION OF
                            CALFEE, HALTER & GRISWOLD

                              Officer's Certificate
                              ---------------------

To:      Calfee, Halter & Griswold

                  The undersigned, being the duly elected and acting Vice President, Treasurer and Assistant Secretary of Pioneer-Standard Electronics, Inc. ("Borrower") does hereby certify, in his capacity as an officer of Borrower and on behalf of Borrower, that he has monitored all legal proceedings against Borrower and that, as of the date hereof:

                  1. The following is a true, correct and complete list of the only foreign jurisdictions (the "Foreign Jurisdictions") in which Borrower currently wherein Borrower presently (i) owns or leases substantial real property significant to continued business operations, (ii) maintains sales offices or sales agents authorized to bind the Borrower to any purchase or sales contracts, or (iii) maintains warehouses or otherwise maintains inventory (other than with respect to consignments of inventory) for purpose of sale or other distribution:

                  a)       Illinois                  h)       Connecticut
                  b)       Michigan                  i)       New York
                  c)       Pennsylvania              j)       New Jersey
                  d)       Minnesota                 k)       Wisconsin
                  e)       Texas                     1)       Missouri
                  f)       Indiana                   m)       Oklahoma
                  g)       Massachusetts             n)       California

         2. Set forth on Schedule I hereto is a true, correct and complete list of each contract, lease or commitment to which Borrower is a party which, in the event of a default by Borrower thereunder, could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, or operations, of Borrower (all of such contracts, leases and commitments being collectively referred to herein as the "Material Contracts").

         3. To the best of my knowledge, except as set forth on Schedule I hereto, there is no litigation or proceeding pending or threatened by or against Borrower, at law or in equity, or before any government agency or authority, or any arbitrator or arbitration panel, which, if successful would result in any material adverse change in the condition (financial or otherwise), of Borrower or which in any manner draws into question the validity or enforceability of the Note Purchase Agreement or the Note.

         4. Set forth on Schedule I hereto is a true, correct and complete list of all equity securities, stocks, securities convertible into stock or other equity securities, warrants or rights to subscribe to or purchase stock or equity securities, and securities issued by any investment company presently owned or held by the Borrower.

         5. To the best of my knowledge, the execution and delivery of the Note Purchase Agreement and the offer, issuance, sale, execution and delivery of the Note and compliance with the terms of the Note Purchase Agreement and the Note by Borrower will not violate any judgment, injunction, order or decree of any court, governmental authority, arbitrator or arbitration panel applicable to Borrower.

         6. The proceeds of the sale of the Note will be applied by Borrower in accordance with Section 1.3 of the Note, Purchase Agreement.

         7. Attached hereto as Exhibit 1 is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of Borrower on October 30, 1990. Such resolutions are still in full force and effect and have not in any manner whatsoever been amended or modified.

         8. Attached hereto as Exhibit 2 is a true, complete and correct copy of the Code of Regulations of Borrower. Such Code of Regulations is still in full force and effect and has not in any manner whatsoever been amended or modified.

         9. The offer and sale of the Note was not made by means of any general solicitation; there has been no advertising in connection with the offer and sale of the Note; Borrower has not offered for sale or sold any other securities in a transaction which would be integrated with the offer and sale of the Note.

         10. Set forth on Schedule I hereto is a true, correct and complete list of all of Borrower's Indebtedness for borrowed money.

All capitalized terms not otherwise defined or referenced in this certificate are used herein as defined in the Opinion of Calfee, Halter & Griswold to which this certificate is attached.

         The undersigned acknowledges and agrees that Calfee, Halter & Griswold intends to, and may, rely on this Certificate and the matters contained herein, in rendering opinions in connection with the transactions contemplated by the Note Purchase Agreement, dated as of October 31, 1990, between Teachers Insurance and Annuity Association of America and Borrower.

         IN WITNESS WHEREOF, I have executed this Certificate as of this 2nd day of November, 1990.

                                          PIONEER-STANDARD ELECTRONICS, INC.

                                          By:
                                             ------------------------------
                                               John V. Goodger
                                               Vice President, Treasurer
                                               and Assistant Secretary

                                  SCHEDULE I TO
                              OFFICER'S CERTIFICATE

                           LIST OF MATERIAL CONTRACTS;
                         MATERIAL LITIGATION; SECURITIES
                         -------------------------------


(a)      Material Contract:
         ------------------

          1.        The Note Purchase Agreement and the Note.

          2. Credit Agreement dated as of October 14, 1988, among Borrower, Ameritrust National Association ("Ameritrust"), National City Bank, Bank One, Dayton, NA and Ameritrust, as agent.

          3. Loan Agreement Relating to the Pioneer-Standard Electronics, Inc. Facility dated as of December 1, 1979, between County of Montgomery, Ohio and Borrower.

          4. Open-End Mortgage and Security Agreement dated as of December 1, 1979, between County of Montgomery, Ohio and Borrower.

          5. Indenture dated as of August 1, 1983, between Borrower and BancOhio National Bank, as Trustee.

          6. Stock Purchase Agreement dated as of July 24, 1986, among Borrower, Pioneer/Technologies Group, INC. ("Technologies"), and certain individual shareholders of Technologies.

          7. Mortgage dated March 27, 1980, between The Harvey Group, Inc. ("Harvey"), and The Equitable Life Assurance Society of the United States ("Equitable").

          8. Assumption and Modification Agreement dated December 10, 1982, among Harvey, Equitable and Pioneer-Standard Electronics, Inc.

          9. Rights Agreement dated as of April 25, 1989, between Pioneer-Standard Electronics, Inc. and Ameritrust Company, National Association, as Rights Agent.

(b)      Material Litigation Or Proceedings:
         ----------------------------------

         1.       Litigation disclosed in the Financial Statements.

         2. MTI Systems Corp. ("MTI"), a subsidiary of Arrow Electronics Inc., has filed suit against two employees of Borrower for alleged theft of trade secrets and confidential business information. The lawsuit is currently in the discovery stage. Borrower has suspended the two employees without pay. MTI has not named

                   Borrower in the lawsuit, but several of Borrower's employees have been deposed by MTI. It is possible that MTI might attempt to name Borrower in the lawsuit.

(c)      Securities, Stock, Etc.:
         -----------------------

         1. Borrower owns 50,000 shares of the capital stock of Pioneer/Technologies Group, Inc., a Maryland corporation.

         2. Borrower has purchased certain of the Pioneer-Standard Electronics, Inc. 9% Subordinated Convertible Debentures, Due 1998 (the "Pioneer-Standard Debentures") for an aggregate purchase price of $2,109,885 and having an aggregate par value of $2,378,000. Such Pioneer-Standard Debentures have been purchased for and are being held for use in meeting Borrower's sinking fund obligations under the Indenture executed by Borrower in connection with the issuance of the Pioneer-Standard Debentures.

(d)      Indebtedness for Borrowed Money:
         -------------------------------

         1. Indebtedness incurred by the Borrower under or in connection with the Material Contracts listed above.

         2.       Capitalized Lease Obligations of the Borrower.

         3. Indebtedness of the Borrower of the type described in subsection (e) of the definition of Indebtedness set forth in the Note Purchase Agreement.

         4. Indebtedness of the Borrower incurred under or in connection with various life insurance policies of the Borrower in an aggregate amount of One Hundred Seventy Thousand Four Hundred Sixty-Nine Dollars ($170,469).

         5. Indebtedness of the Borrower incurred under or in connection with a short-term credit line with Ameritrust Company National Association in an aggregate amount of Two Million Dollars ($2,000,000).

         6.       Operating lease obligations of the Borrower.

         7. Indebtedness of the Borrower incurred in connection with the Liens set forth in Schedule 12.1 to the Note Purchase Agreement.

                                                                     EXHIBIT 1

                         BOARD OF DIRECTORS RESOLUTIONS
                         ------------------------------
                      OF PIONEER-STANDARD ELECTRONICS, INC.
                      -------------------------------------

WHEREAS, the officers of the Company have negotiated with Teachers Insurance and Annuity Association of America (the "Purchaser") the terms of a note purchase agreement (the "Note Purchase Agreement") providing for the offer, issuance and sale of the Company's corporate notes to the Purchaser; and

WHEREAS, copies of drafts of such Note Purchase Agreement bearing a draft date of about October 22, 1990, have been reviewed by each member of the Board of Directors;

NOW, THEREFORE, it is hereby:

RESOLVED, that any officer of the Company be and hereby is authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Company) to take, from time to time, all or any part of the following action on or in behalf of the Company: (1) to negotiate, execute and deliver to Purchaser a Note Purchase Agreement (the "Note Purchase Agreement") providing for the sale by the Company to Purchaser of up to $20,000,000 of 9.79% Senior Notes due November 1, 2000 (the "Notes"), and (ii) other documents to be substantially in the form of those presented to the Board of Directors of the Company, which such additional, modified of revised terms as may be acceptable to such officer of the Company as conclusively witnessed by his execution thereof, (2) to offer, issue, sell, negotiate, execute and deliver a Note or Notes in an aggregate principal amount not to exceed $20,000,000; and (3) to carry out, perform in accordance with, modify, amend or terminate any arrangements, instruments or agreements at any time existing between the Company and the Purchaser. All capital terms used in these resolutions and not otherwise defined herein are used herein with the meaning ascribed thereto by the Note Purchase Agreement.

FURTHER RESOLVED, that any arrangements, agreements, security agreements, guaranties, or other instruments or documents executed pursuant to these resolutions, by any officer of the Company, or by an employee of the Company acting pursuant to delegation of authority, may be attested by such person under the corporate seal of the Company and may contain such terms and provisions as such person shall, in his sole discretion, determine; and

FURTHER RESOLVED, that any officer of the Company be and hereby is authorized and empowered (either alone or in conjunction with any one of the other officers of the Company), on behalf of the Company and in its name, to execute and deliver to Purchaser a written waiver of the Company's right, in the event of a default under any mortgage, deed of trust, security agreement or similar document, now or at any time or times hereafter executed by the Company and delivered to Purchaser, to a notice and hearing prior to the exercise by Purchaser of its rights to repossess any Collateral without judicial process or replevy, attach or levy upon the Collateral without prior notice and hearing; and

RESOLVED FINALLY, that the proper officers of the Company are each hereby authorized and directed to take or cause to be taken any and all such additional actions, in the name and on behalf of the Company or otherwise, as in any such officer's judgment is necessary, desirable or appropriate in order to consummate the transactions contemplated by or to otherwise effect the purposes or intent of the foregoing resolutions.

                       PIONEER-STANDARD ELECTRONICS, INC.

                           AMENDED CODE OF REGULATIONS

                      ARTICLE I - MEETINGS OF SHAREHOLDERS
                      ------------------------------------

                                 Annual Meetings
                                 ---------------

                  SECTION 1. The annual meeting of the shareholders of the Corporation shall be held in the principal office of the Corporation or at such other place within or without the State of Ohio as the Directors shall determine, at such date and time during the month of June or July of each year as shall be designated by the Board of Directors. If no other date is designated by the Board of Directors, the annual meeting shall be held at 2:00 p.m. on the last Thursday in June of each year, or if such date shall fall upon a legal holiday, the annual meeting shall be held upon the next succeeding day which is not a legal holiday, at the same hour. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting.

                                Special Meetings
                                ----------------

                  SECTION 2. Special meetings of the shareholders shall be called by the Chairman of the Board; the President; the Secretary; pursuant to a resolution of the Board of Directors; or upon the written request of two (2) Directors, and shall be held at such times and places, within or outside of the State of Ohio, as shall be specified in the call thereof.

                               Notice Of Meetings
                               ------------------

                  SECTION 3. A written notice of each annual and special meeting, stating the time, place and purposes thereof, shall be given to each shareholder of record entitled to notice of the meeting in writing by personal delivery or by mail not less than seven (7) days, and not more than sixty (60) days before any such meeting, by or at the direction of the President, Chairman of the Board or Secretary, directed to the last known address of each such shareholder aforesaid as it appears on the records of the Corporation. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation, and notice so given shall be sufficient notice to all other persons jointly entitled to said shares. Notice may be waived in writing by any shareholder either before or after such meeting, and shall be waived by the attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice.

                                     Quorum
                                     ------

                  SECTION 4. Except as otherwise provided by law, the Articles of Incorporation, or these Regulations, a quorum at all meetings of shareholders shall consist of the holders of record of a majority of shares entitled to vote thereat, present in person or by proxy.

                                   Adjournment
                                   -----------

                  SECTION 5. If less than a quorum shall be in attendance at the time for which any meeting of the shareholders shall have been called, the meeting may be adjourned from time to time by a majority of, the voting shares present in person or by proxy and entitled to vote, without any notice other than by announcement at the meeting of the time and place to which it adjourned, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

                                     Proxies
                                     -------

                  SECTION 6. Any person entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or an adjourned meeting thereof and vote thereat, and execute consents, waivers and releases, and exercise any of his other rights by proxy or proxies appointed by a writing signed by such person, providing the writing has been filed with the Secretary prior to the action to be taken.

                             ARTICLE II - DIRECTORS
                             ----------------------

                     Number, Classification, Term of Office
                     ---------------------------------------

                  SECTION 1. The Board of Directors shall be divided into three classes to be known as Class A, Class B and Class C. The number of Directors in each class may be fixed or changed at any meeting of shareholders called to elect Directors, at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal, but no class shall consist of less than three Directors. Unless and until otherwise so fixed or changed, there shall be three (3) Class A Directors, four (4) Class B Directors and three (3) Class C Directors. One class of Directors shall be elected each year and the Directors in each class shall hold office for a term of three years and until their respective successors are elected and qualified. In case of any increase in the authorized number of Directors of any class, any additional Directors provided for and elected to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class.

                                 Annual Meetings
                                 ---------------

                  SECTION 2. The Board of Directors shall meet immediately following the adjournment of the annual meeting of shareholders at the place of the annual shareholders' meeting or at such time and place as may be designated in writing by a majority of all the Directors, for the purpose of electing officers or otherwise, and no notice of such meeting need be given to the Directors in order legally to constitute the meeting; provided, that a majority of the whole Board shall be present.

                                    Meetings
                                    --------

                  SECTION 3. Meetings of the Board of Directors may be called by the Chairman of the Board, the President (or in his absence by a Vice President) or any two (2) Directors on written notice to each Director, given by personal delivery or by mail, cablegram or telegram, at least two (2) days before the time of such meeting. Notice of any such meeting may be waived by any Director, however, before or after the meeting by writing and shall be deemed to be waived by any Director who shall attend such meeting in person without protesting, prior to or at the commencement of the meeting, the lack of proper notice. Any meeting of the Board of Directors shall be a legal meeting without notice having been given, if attended by all the members of the Board.

                                     Quorum
                                     ------

                  SECTION 4. At all meetings of the Board of Directors, a majority of the whole authorized number of Directors shall constitute a quorum for the transaction of business, except that a majority of the Directors then in office shall constitute a quorum for purposes of filling a vacancy in the Board.

                              Telephone Conferences
                              ---------------------

                  SECTION 5. Meetings of the Board of Directors or any committee thereof may be held through any communications equipment, if all persons participating can hear each other, and participation in such a meeting shall constitute presence at such meeting.

                                   Resignation
                                   -----------

                  SECTION 6. Any Director may resign at any time by delivering a signed written notice thereof to the Secretary of the Corporation, which resignation shall take effect at the time of said delivery or at such other time as may be specified in said notice.

                                     Removal
                                     -------

                  SECTION 7. All the Directors or all the Directors of a particular class or any individual Director may be removed from office, with or without cause, by the vote of the holders of two-thirds of the voting power entitled to elect Directors in place of those to be removed; provided, that unless all the Directors or all the Directors of a particular class are to be removed, no Director shall be removed without cause if the number of shares voted against his removal would be sufficient to elect at least one Director if cumulatively voted at an election of all the Directors, or all the Directors of a particular class, as the case may be.

                                    Vacancies
                                    ---------

                  SECTION 8. Vacancies in the Board of Directors, whether caused by the death or resignation or removal of a Director, or by an increase in the authorized number of Directors, or otherwise, may be filled for the unexpired term by a vote of a majority of the remaining Directors, though less than a majority of the whole authorized number of Directors.

                                Board Committees
                                ----------------

                  SECTION 9. (a) The Board of Directors may from time to time appoint certain of its members (but not less than three (3)) to act as a Committee or Committees of Directors, and, subject to the provisions of this Section, may delegate to any such Committee any of the authority of the Board, however conferred, other than that of filling vacancies among the Directors or in any Committee of Directors. The Board of Directors may likewise appoint one or more Directors as alternate members of any such Committee, who may take the place of any absent member or members at any meeting of such Committee. Each such member and each such alternate shall serve in such capacity at the pleasure of the Board of Directors.

                  (b) In particular, the Board of Directors may create an Executive Committee in accordance with the provisions of this Section, if created, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and control of the business of the Corporation during the intervals between meetings of the Board subject to provisions of this Section. The chairman of the Executive Committee shall be determined by the Board of Directors from time to time. All action taken by the Executive Committee shall be reported in writing to the Board of Directors at its first meeting thereafter.

                  (c) Each such Committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board and shall be subject to the control and direction of the Board. Each Committee shall keep regular minutes of its proceedings and shall report the same to the Board when required.

                  (d) An act or authorization of any act by any such Committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the Board of Directors. In every case the affirmative vote of a majority of its members at a meeting, or the written consent of all of the members of any such Committee without a meeting, shall be necessary for the taking or approval of any action.

                  (e) Each such Committee may prescribe such rules as it shall determine for calling and holding meetings and its method of procedure, subject to the provisions of this Section and any rules prescribed by the Board of Directors.

                                  Compensation
                                  ------------

                  SECTION 10. The compensation of the Directors shall be such as the Board of Directors may from time to time determine. On resolution of the Board of Directors, a fixed sum for expenses of attendance may be allowed for attendance at each meeting. Members of the Executive Committee or other Committee of the Board may be allowed such compensation and such expenses for attending committee meetings as the Board of Directors may determine.

                             ARTICLE III - OFFICERS
                             ----------------------

                                   Composition
                                   -----------

                  SECTION 1. The officers of the Corporation shall include a Chairman of the Board (who shall be a Director), a President, one or more Vice Presidents (including a Financial Vice President), a Secretary, a Treasurer, and such other officers as the Board of Directors may determine to be necessary or appropriate, including, but not limited tog a Vice Chairman of the Board, a Controller, one or more Executive Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board of Directors may also appoint such other subordinate officers, employees and agents as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

                           Election and Term of Office
                           ---------------------------

                  SECTION 2. The said officers shall be elected by the Board of Directors by a majority ballot and shall hold office for one (1) year and until their respective successors are elected and qualified, but shall be subject to the power of removal hereinafter provided.

                                     Removal
                                     -------

                  SECTION 3. Any officer elected or appointed by the Board of Directors may be removed at any time either with or without cause by the affirmative vote of two-thirds of the Board of Directors. Any other officer or employee of the Corporation may be removed at any time by vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

                                  Compensation
                                  ------------

                  SECTION 4. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

                                      Bond
                                      ----

                  SECTION 5. All or any of said officers shall, if the Board of Directors so determines, furnish bonds for the faithful performance of their duties in such amount or amounts as the Board of Directors may require, upon terms, provisions and conditions and with surety or sureties to the satisfaction of the said Board.

                         ARTICLE IV - DUTIES OF OFFICERS
                         -------------------------------

                            The Chairman of the Board
                            -------------------------

                  SECTION 1. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board or the President shall sign the minutes of the shareholders' and Directors' meetings. The Chairman of the Board shall perform the duties and exercise the powers of the President in case of the President's disability or absence from the office of the Corporation. The Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors.

                                  The President
                                  -------------

                  SECTION 2. The President shall exercise, subject to the control of. the Board of Directors, general supervision over the affairs of the Corporation and shall perform generally, subject to the control of the Board, all duties customarily incident to the office and such other duties as may be assigned to him from time to time by the Board of Directors. He shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board to delegate to any officer or officers of the Corporation specific powers, other than those that may be by law conferred upon the President. He shall sign all the certificates of stock, bonds, contracts, notes, mortgages and other documents authorized by the Board of Directors and execute for or in the name of the Corporation all endorsements, assignments, transfers, share powers or other instruments of transfer of securities except in cases where the execution thereof shall be expressly delegated by the Board or these Regulations or by law to some other officer or agent of the Corporation. In case of the disability or absence from office of the Chairman of the Board, the President shall also perform the duties and exercise the powers of that office. The President or Chairman of the Board shall sign the records of the shareholders' and Directors' meetings.

                  Chief Executive and Chief Operating Officers
                  --------------------------------------------

                  SECTION 3. The Board of Directors may designate one or more persons as either Chief Executive Officer or Chief Operating Officer or both and may specify the duties, authority and responsibilities of each of said officers.

                                 Vice Presidents
                                 ---------------

                  SECTION 4. The Vice President (or if there be more than one, the Vice President designated by the Board of Directors) shall perform the duties and exercise the powers of the President in case of his disability or absence from the office of the Corporation and in case of the disability or absence from the office of the Corporation of the Chairman of the Board. The signature of the Corporation by any Vice President to any deed, contract or other instrument in writing, purporting to be the act of the Corporation, shall be taken, received and accepted as the authorized and binding act of the Corporation and with like effect as if made by the President. The Financial Vice President shall be the Chief Financial Officer of the Corporation. Any Vice President shall have such further powers, and perform such further duties, as may be from time to time granted or imposed by the Board of Directors.

                                    Secretary
                                    ---------

                  SECTION 5. The Secretary shall attend all meetings of the Board and all meetings of the shareholders held at the office of the Corporation, shall keep minutes of all of the proceedings thereof, and shall record all votes and the minutes of all of the proceedings in a book to be kept for that purpose. He shall perform like duties for committees of the Corporation when so required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall attest the seal of the Corporation when required. The Secretary shall have custody of the seal of the Corporation, and either he or the Treasurer shall attest the seal and see that it is affixed to all authorized documents requiring a seal ` The Secretary or the Treasurer shall sign all certificates of shares in the Corporation and execute for or in the name of the Corporation all endorsements, assignments, transfers, share powers or other instruments of transfer of securities. The Secretary shall perform such other duties usually incident to the office of Secretary, and such further duties as shall from time to time be prescribed by the Board of Directors, Chairman of the Board or President. At any meeting of the shareholders or Board of Directors at which the Secretary is not present, a secretary pro tempore may be appointed.

                               Assistant Secretary
                               -------------------

                  SECTION 6. In case of the Secretary's sickness, disability or temporary absence from the office of the Corporation, one or more Assistant Secretaries, if any, shall perform his duties. The Assistant Secretary or Secretaries, if any, shall perform such further duties as from time to time may be prescribed by the Board of Directors, Chairman of the Board, President or Secretary.

                                    Treasurer
                                    ---------

                  SECTION 7. The Treasurer shall, subject to the direction of the Board of Directors, have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer or the Secretary shall attest the seal of the Corporation and see that it is affixed to all authorized documents requiring a seal. The Treasurer or Secretary shall sign all certificates for shares in the Corporation and execute for or in the name of the Corporation all endorsements, assignments, transfers, share powers or other instruments of transfer of securities. The Treasurer shall perform such other duties usually incident to the office of Treasurer and such other duties as may be prescribed by the Board of Directors, Chairman of the Board or President.

                               Assistant Treasurer
                               -------------------

                  SECTION 8. In case of the Treasurer's sickness, disability or temporary absence from the office of the Corporation, one or more Assistant Treasurers, if any, shall perform his duties. The Assistant Treasurer or Treasurers, if any, shall perform such further duties as from time to time shall be prescribed by the Board of Directors, Chairman of the Board, President or Treasurer.

                                   Controller
                                   ----------

                  SECTION 9. The Controller, if one is elected, shall be the Chief Accounting Officer of the Corporation, and shall have such duties and responsibilities as are normally incident to that office.

                                ARTICLE V - SEAL
                                ----------------

                  SECTION 1. The Seal of the Corporation shall be circular, with the words and figures "SEAL, PIONEER-STANDARD ELECTRONICS, INC., OHIO," or words and figures of similar import inscribed thereon.

                               ARTICLE VI - SHARES
                               -------------------

                                  CERTIFICATES
                                  ------------

                  SECTION 1. Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President and of the Secretary or the Treasurer, and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

                                    Transfers
                                    ---------

                  SECTION 2. The shares may be transferred on the books of the Corporation by the registered holders thereof, or by their attorneys legally constituted in writing or their legal representatives, by surrender of the certificate or certificates therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time, appoint such Transfer Agents or Registrars of shares as it may deem advisable, and may define their powers and duties. The Board of Directors shall have authority to make such other rules and regulations as it deems expedient concerning the issuance, registration and transfer of certificates for shares.

                            Substituted Certificates
                            ------------------------

                  SECTION 3. The Board of Directors may order a new certificate or certificates for shares to be issued in place of any certificate or certificates alleged to have been lost, stolen or destroyed, but in every such case the owner of the lost, stolen or destroyed certificate or certificates shall first make an affirmation of that fact and cause to be given to the Corporation, if so requested, a bond, with surety or sureties satisfactory to the Corporation in such sum as said Board of Directors may in its discretion deem sufficient, as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of such new certificates; provided, the Board of Directors may, in its discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in such matters.

                            Closing of Transfer Books
                            -------------------------

                  SECTION 4. The share transfer books of the Corporation may be closed by order of the Board of Directors for a period not exceeding sixty (60) days prior to any meeting of the shareholders, and for a period not exceeding sixty (60) days prior to the payment of any dividend. The times during which the books may be closed shall, from time to time, be fixed by the Board of Directors.

                              ARTICLE VII - NOTICES
                              ---------------------

                                 Notice By Mail
                                 --------------

                  SECTION 1. Whenever, under the provisions of these Regulations, notice is permitted to be given to any shareholder or Director by mail, it may be given by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to the shareholder or Director, at such address as appears on the books of the Corporation; and such notice shall be deemed to be given at the time when the same shall be thus deposited in the mail.

                               Notice by Telegraph
                               --------------------

                  SECTION 2. Whenever, under the provisions of these Regulations, notice is permitted to be given to any Director by telegraph, it may be given by a prepaid telegram addressed to such Director at such address as appears on the books of the Corporation, or in default of other address, at his place of residence or usual place of business, last known to the Corporation, and such notice shall be deemed to be given at the time such telegram shall be delivered to the telegraph company for transmittal.

                         ARTICLE VIII - INDEMNIFICATION
                         ------------------------------

                  SECTION 1. Each person who is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Employee, Trustee or Agent of another corporation, domestic or foreign, non-profit or -for profit, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation as follows:

                  (a) If such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of his being or having been such Director, Officer, Trustee, Agent or Employee, such person shall be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; provided the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, shall also not create a presumption that the person had reasonable cause to believe that his conduct was unlawful; or

                  (b) If such person was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of his having been such Director, Officer. Trustee, Agent or Employee, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of either (i) any claim, issue or matter to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Common Pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper or (ii) any action or suit involving a Director in which the only liability asserted against such director is pursuant to Section 1701.95 of the Ohio Revised Code.

                  SECTION 2. To the extent that such a Director, Officer, Trustee, Agent or Employee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph (a) or (b) of
Section I of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

                  SECTION 3. In all cases in which the Director, Officer, Trustee, Agent or Employee may be entitled to indemnification under Paragraphs
(a) or (b) of Section 1 of this Article, any indemnification, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, Trustee, Employee or Agent is proper in the circumstances because he has met the standards of conduct set forth in Paragraph (a) or (b) of Section 1 of this Article, whichever is applicable. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum of the Corporation's Directors who were not and are not parties to or threatened with any such action, suit or proceeding; or

                  (b) If such a quorum is not obtainable or if a majority of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be' indemnified within the past five (5) years; or

                  (c) By the shareholders; or

                  (d) By the Court of Common Pleas or the court in which such action, suit or proceeding was brought.

Any determination made by the disinterested Directors under Paragraph (a) or by independent legal counsel under Paragraph (b) of Section 3 of this Article shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation, if the expenses for which indemnification has been sought were incurred in an action or suit by or in the right of the Corporation.

                  SECTION 4. In the case of an action, suit or proceeding involving a Director, unless the only liability asserted against such Director in a proceeding referred to in paragraphs (a) or (b) of Section I of this
Article is pursuant to Section 1701.95 of the Ohio Revised Code, the Corporation shall pay expenses, including attorney's fees, incurred by a Director in defending such an action, suit or proceeding as they are incurred in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director in which such Director agrees to both (i) repay such amount if it is proven by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard to the best interests of the Corporation, and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

                  SECTION 5. The Corporation may pay expenses, including attorney's fees incurred in defending any action, suit or proceeding referred to in Paragraph (a) or (b) of Section 1 of this Article as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the Trustee, Director, Officer, Employee or Agent to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

                  SECTION 6. The rights of indemnification herein authorized shall be severable, shall not be deemed exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles of Incorporation or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to actions in the official capacity of the person seeking indemnity, and as to actions in another capacity while holding such office and shall continue as to a person who has ceased to be a Director, Officer, Trustee, Agent or Employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 7. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Trustee, Employee or Agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                  SECTION 8. The Corporation's authority to indemnify persons pursuant to paragraphs (a) and (b) of Section 1 of this Article does not limit the payment of expenses as they are incurred, indemnification, insurance or other protection that may be provided pursuant to Sections 5, 6, and 7 of this Article; paragraphs (a) and (b) of Section 1 of this Article do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 5, 6, or 7 or this Article.

                  SECTION 9. As used in this Article, references to "Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a Director, Officer, Employee or Agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a Director,

Officer, Trustee, Employee or Agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                  SECTION 10. The provisions of this Article shall apply to actions, suits and proceedings, whether civil (including, but not limited to, actions by or in the right of the Corporation), criminal, administrative or investigative, commenced or threatened after the adoption of this Article, whether arising from acts or omissions to act occurring before or after its adoption.

                  SECTION 11. Notwithstanding the foregoing, the Corporation shall, to the extent permitted by the Ohio Revised Code, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. The indemnification provided for in this Article shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under the Articles of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

                            ARTICLE IX - FISCAL YEAR
                            ------------------------

                  The fiscal year of the Corporation shall be determined by the Directors of the Corporation.

                             ARTICLE X - AMENDMENTS
                             ----------------------

                  These Regulations may be amended or repealed or new Regulations adopted at any meeting of shareholders by the affirmative vote of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal, or may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal; provided, however, that if the Regulations are amended or new Regulations are adopted at any meeting of shareholders, notice of the proposed new Regulations, or the proposed amendment or repeal, shall be included in the notice of such meeting, or if the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                                                  SCHEDULE 12.1

                                 EXISTING LIENS

1. See the attached UCC-11 Lien Search Summary dated October 12, 1990 and attached hereto as Attachment A. The aggregate Indebtedness represented by all of the liens listed in Attachment A does not exceed One Million Four Hundred Thousand Dollars ($1,400,000).

2. Mortgage and security interest of the County of Montgomery, Ohio, dated December 1, 1979, relating to the Two Million Two Hundred Thousand Dollar ($2,200,000) Industrial Development First Mortgage Revenue Bonds (Pioneer-Standard Electronics, Inc. Project). The outstanding principal balance as of October 31, 1990, is One Million Two Hundred Thousand Dollars ($1,200,000).

3. Mortgage and security interest of The Equitable Life Assurance Company, dated March 27, 1980, securing indebtedness in the original principal amount of Five Hundred Thousand Dollars ($500,000). The outstanding principal balance as of October 31, 1990, is approximately Three Hundred Eighty-Four Thousand Three Hundred Sixty-Two and 48/100 Dollars ($384,362.48).


                                    12.1-1

Private Placement Number: 723877 A# 3

                                                                     EXHIBIT A

                                 [Form of Note]

                       PIONEER-STANDARD ELECTRONICS, INC.

                                9.79% SENIOR NOTE
                              DUE NOVEMBER 1, 2000

R-                                                ____________________, _____
$                                                          New York, New York

                  PIONEER-STANDARD ELECTRONICS, INC. (the "Company"), an Ohio corporation, for value received, hereby promises to pay to ______________________________ or registered assigns, the principal sum of
_________________________________________ on November 1, 2000; and to pay
interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of 9.79% per annum, semiannually on each May 1 and November 1, commencing May 1, 1991, until the principal amount hereof shall become due and payable, and to pay, on demand, interest on any overdue principal, including any overdue prepayment of principal and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 11.79% per annum.

                  Payment of principal, premium, if any, and interest shall be made to the registered holder hereof in such coin or currency of the United States of America as at that time of payment shall be legal tender for the payment of public and private debts, at the office of the Company at 4800 East 131st Street, Cleveland, Ohio 44105, or at such other location designated under
Section 9.1 of the Purchase Agreement referred to below, in each case subject to the right of the registered holder hereof under said Purchase Agreement to receive direct payment in immediately available funds.

                  This Note is one of the 9.79% Senior Notes due November 1, 2000 of the Company issued in an aggregate principal amount limited to $20,000,000 pursuant to the Purchase Agreement dated as of October 1 1990, between the Company and the original purchaser of tire Notes (the "Purchase Agreement") and is entitled to the benefits thereof.

                  As and to the extent provided in the Purchase Agreement this
Note is, in certain cases, subject to required prepayment, in whole or in part without premium, and in other cases, to optional prepayment, in whole with premium. The Company agrees to make required prepayments on account of said Notes in accordance with the provisions of the Purchase Agreement.

                  Under certain circumstances, as specified in the Purchase Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

                  This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration under such Act or under an exemption from such registration available under such Act. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

                  The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Purchase Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

                  This Note shall be governed by and construed in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, PIONEER-STANDARD ELECTRONICS, INC. has caused this Note to be duly executed on its behalf by its officer thereunto duly authorized.

                                                   PIONEER-STANDARD
                                                       ELECTRONICS, INC.

                                                   By:
                                                      -------------------------
                                                        Title:

                                                                      EXHIBIT B

                                    CONSENTS

                                      NONE.

                                                                    EXHIBIT C

                        PERMITTED AFFILIATE TRANSACTIONS

1. Any rights, duties or obligations of the Company under that certain Stock Purchase Agreement dated as of July 24, 1986, among the Company, Pioneer/Technologies and certain individual shareholders of Pioneer/Technologies.

2. The "computer system sharing" arrangement between the Company and Pioneer/Technologies set forth in that certain Agreement, dated April 4, 1984 between the Company and Pioneer/Technologies (f/k/a Pioneer Washington Electronics, Inc.) pursuant to such Agreement the Company has agreed to allow Pioneer/Technologies access to the Company's computer system.

3. The "inventory swap" arrangement between the Company and Pioneer/Technologies pursuant to which each party may purchase the other party's products (other than certain excluded products) at such other party's cost plus a service charge of $4.00 per line item purchased.

4. Any business referrals between the Company and Pioneer/Technologies regarding their respective customers. The Company and Pioneer/Technologies generally refer potential customers to one another based upon vendor considerations, product service considerations, inventory location considerations, demand for products, and customer convenience.

                                 C-1